Exhibit 10.1

EXECUTION VERSION
THIRD AMENDMENT
This Third Amendment to the Existing Credit Agreement (as defined below), dated as of March 13, 2026 (this “Amendment”), among BEAZER HOMES USA, INC., a Delaware corporation (the “Borrower”), each Guarantor (as defined in the Existing Credit Agreement), each Lender (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, each Issuing Lender (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, each New Lender (as defined below) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders, the Issuing Lenders and the Administrative Agent are parties to the Credit Agreement dated as of October 13, 2022 (as modified by that certain Commitment Increase Activation Notice, dated as of October 12, 2023, that certain Commitment Increase Activation Notice and New Lender Supplement, dated as of October 12, 2023, that certain First Amendment, dated as of March 15, 2024, that certain Commitment Increase Activation Notice, dated as of January 28, 2025, that certain Commitment Increase Activation Notice and New Lender Supplement, dated as of January 28, 2025, that certain L/C Commitment Increase Notice, dated as of August 18, 2025 and that certain Second Amendment, dated as of January 13, 2026, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, the Lenders and Issuing Lenders party thereto from time to time and the Administrative Agent;
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth in Section 3 (the “Amendments”), to include, among other things, (x) an extension of the maturity of the Commitments (and any outstanding Revolving Loans made thereunder) under the Existing Credit Agreement until the date that is the fourth anniversary of the Third Amendment Effective Date (as defined below) (the “Extension”) and (y) an increase in the aggregate principal amount of Commitments under the Existing Credit Agreement by $160,000,000 (the “Third Amendment Commitment Increase”);
WHEREAS, the Borrower, each Guarantor, each Lender party hereto (constituting all of the Lenders under the Existing Credit Agreement), each Issuing Lender party hereto (constituting all of the Issuing Lenders under the Existing Credit Agreement), each of Banco Santander, S.A., New York Branch and Third Coast Bank, a Texas state bank (collectively, the “New Lenders”; and together with each Lender party hereto and Issuing Lender party hereto, the “Third Amendment Lenders”) is willing, subject to the terms and conditions set forth herein and in the Credit Agreement, to effect the Third Amendment Commitment Increase and the Extension pursuant to and in accordance with Section 10.1 of the Existing Credit Agreement; and
WHEREAS, the Borrower, each Guarantor, each Third Amendment Lender and the Administrative Agent desire to effect the Amendments in accordance with Section 10.1 of the Existing Credit Agreement, on the terms set forth in Exhibit A hereto, as further set forth below.
NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
SECTION 1.Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement.

SECTION 2.Third Amendment Commitment Increase; Assignment and Reallocation.
(a)Each Third Amendment Lender party hereto agrees, subject to the satisfaction of the conditions set forth in Section 4, to provide (i) Commitments in the amount set forth opposite such Third Amendment Lender’s name on Schedule I hereto on the Third Amendment Effective Date and (ii) L/C Commitments in the amount set forth opposite such Third Amendment Lender’s name on Schedule II hereto on the Third Amendment Effective Date.
(b)Each party hereto agrees that, effective as of the Third Amendment Effective Date, (i) Schedule 1.1A of the Existing Credit Agreement is hereby amended and restated as set forth in Schedule I hereto, (ii) Schedule 3.1A of the Existing Credit Agreement is hereby amended and restated as set forth in Schedule II hereto and (iii) each New Lender shall become a Lender under the Credit Agreement having the Commitment set forth on Schedule I hereto, and shall be bound by the obligations as a Lender and entitled to the benefits of the Credit Agreement.
(c)Each party hereto agrees that, subject to the satisfaction of the conditions set forth in Section 4, on the Third Amendment Effective Date the Borrower shall (i) prepay the outstanding Revolving Loans (if any) in full in accordance with Section 2.7 of the Credit Agreement (but disregarding requirements to provide notice under the Existing Credit Agreement), (ii) simultaneously borrow new Revolving Loans in an amount equal to such prepayment (in the case of (x) Term Benchmark Loans, with an interest rate equal to the outstanding interest rate (for the avoidance of doubt, giving effect to the Amendment) and with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s) and (y) ABR Loans, with an interest rate equal to the rate per annum then applicable to ABR Loans under the Amended Credit Agreement), as applicable (as modified hereby) in accordance with Section 2.2 of the Amended Credit Agreement; provided that, with respect to subclauses (i) and (ii) of this subsection (c), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the Third Amendment Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, the Revolving Loans and participations in any outstanding Letters of Credit are reallocated and held ratably by such Third Amendment Lenders in proportion with the respective Commitments of such Third Amendment Lenders (after giving effect to Sections 2(a) and (b) hereof) and (iii) pay to the Third Amendment Lenders the amounts, if any, payable under Section 2.17 of the Amended Credit Agreement as a result of such prepayment (it being understood that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Amended Credit Agreement shall not apply to the transactions effected pursuant to this Section 2(c)).
SECTION 3.Amendments to the Existing Credit Agreement. Immediately after giving effect to Section 2, and subject to the satisfaction of the conditions set forth in Section 4, the Existing Credit Agreement is hereby amended in accordance with Exhibit A hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case in the place where such text appears therein.
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SECTION 4.Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Third Amendment Effective Date”):
(a)The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of (i) each Loan Party, (ii) each Lender party hereto (such Lenders constituting all of the Lenders under the Existing Credit Agreement), (iii) each Issuing Lender party hereto (such Issuing Lenders constituting all of the Issuing Lenders under the Existing Credit Agreement), (iv) each New Lender and (v) the Administrative Agent.
(b)The Third Amendment Lenders party hereto and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) on or before the Third Amendment Effective Date.
(c)The Administrative Agent shall have received following supporting documents with respect to the Borrower and the other Loan Parties: (i) a copy of its certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable) certified as of a date reasonably close to the Third Amendment Effective Date to be a true and accurate copy by the Secretary of State (or similar governmental authority) of its state of incorporation or formation, (ii) a certificate of that Secretary of State (or similar governmental authority), dated as of a date reasonably close to the Third Amendment Effective Date, as to its existence and (if available) good standing, (iii) a certificate of the Secretary of State (or similar governmental authority) of each jurisdiction, other than its state of incorporation or formation, in which it is qualified as a foreign corporation, limited liability company or other entity (as applicable), as to such qualification, unless any failure to be so qualified in such jurisdiction could not reasonably be expected to result in a Material Adverse Effect, (iv) a copy of its by-laws, partnership agreement or operating agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its by-laws, partnership agreement or operating agreement (as applicable) in effect on the Third Amendment Effective Date; (v) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Amendment, (vi) a copy of resolutions of its Board of Directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such Board of Directors, or other appropriate resolutions or consents of, its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Third Amendment Effective Date, authorizing the execution and delivery by it of this Amendment and other Loan Documents delivered on the Third Amendment Effective Date to which it is a party and the performance by it of all its obligations thereunder and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request (or with respect to the foregoing clauses (i), (iii), (iv) and (v), certification that, except as otherwise indicated therein, there have been no amendments, restatements, supplements or modifications since delivered to the Administrative Agent on the Closing Date).
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(d)The Administrative Agent shall have received a favorable legal opinion of (i) King & Spalding LLP, counsel to the Borrower and its Subsidiaries and (ii) Michael A. Dunn (or his successor), as General Counsel of the Borrower. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Amendment as the Administrative Agent may reasonably require.
(e)The Administrative Agent shall have received, no later than seven (7) days prior to the Third Amendment Effective Date (or such lesser period of time as the Administrative Agent may agree in its sole discretion), delivery of (i) a Compliance Certificate, substantially in the form of Exhibit B to the Existing Credit Agreement, as of December 31, 2025, and (ii) a Borrowing Base Certificate, substantially in the form of Exhibit C to the Existing Credit Agreement, as of December 31, 2025, with customary supporting documentation and supplemental reporting.
(f)(i) The Administrative Agent shall have received, at least five (5) days prior to the Third Amendment Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) at least five (5) days prior to the Third Amendment Effective Date, any Third Amendment Lender that has requested, in a written notice to the Borrower, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Third Amendment Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(g)(i) (x) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (except any representations and warranties which are qualified by materiality or reference to Material Adverse Effect, are correct and accurate in all respects) on and as the date hereof as if made on and as the date hereof; provided that if any such representations and warranties are expressly made only as of a prior date, such representations and warranties are true and correct in all material respects (or all respects, as applicable) as of such prior date and (y) no Default or Event of Default has occurred or is continuing on the date hereof or after giving effect to this Amendment (including the Extension and the Third Amendment Commitment Increase) and (ii) the Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date and signed by a Responsible Officer of the Borrower certifying as to the foregoing.
(h)No action, suit or Proceeding before any arbitrator or any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced and no action, suit, Proceeding or investigation by any Governmental Authority shall have been threatened (in writing), against the Borrower or any Subsidiary of the Borrower or any of the officers, directors or managers of the Borrower or any Subsidiary of the Borrower, seeking to restrain, prevent or change the transactions contemplated by this Amendment in whole or in part or questioning the validity or legality of the transactions contemplated by this Amendment or seeking damages in connection with such transactions.
(i)All governmental and third party consents, licenses and approvals necessary or, in the discretion of the Administrative Agent, advisable in accordance with the transactions contemplated hereby and the continuing operations of the Borrower and its Subsidiaries
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(including shareholder approvals, if any) shall have been obtained on reasonably satisfactory terms and be in full force and effect.
(j)The Administrative Agent shall have received a duly executed Solvency Certificate.
(k)There shall not have occurred any event, condition, situation or status since September 30, 2025 that has had or could reasonably be expected to result in a material adverse change in the consolidated financial condition or business or operations of the Borrower and its Restricted Subsidiaries.
SECTION 5.Representations and Warranties. The Borrower represents and warrants to Administrative Agent and each Third Amendment Lender that, as of the date hereof:
(a)(i) the Borrower has the power and authority to execute and deliver this Amendment and to perform all its obligations hereunder and (ii) this Amendment has been duly executed and delivered by the Borrower and this Amendment constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally;
(b)the execution and delivery by the Borrower of this Amendment and its performance of its obligations hereunder and any and all actions taken by the Borrower (i) have been duly authorized by all requisite corporate action, (ii) will not violate or be in conflict with (A) in any material respect, any provisions of law (including, without limitation, any applicable usury or similar law), (B) in any material respect, any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt Securities of the Borrower have been issued), except in each case where such violation, conflict or breach would not reasonably be expected to have a Material Adverse Effect and (iv) except as otherwise contemplated by this Amendment, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets;
(c)(i) no order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by the Borrower of this Amendment, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof and (ii) to the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by the Borrower of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient
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authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect;
(d)each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (except any representations and warranties which are qualified by materiality or reference to Material Adverse Effect, are correct and accurate in all respects) on and as the date hereof as if made on and as the date hereof; provided that if any such representations and warranties are expressly made only as of a prior date, such representations and warranties are true and correct in all material respects (or all respects, as applicable) as of such prior date; and
(e)no Default or Event of Default has occurred or is continuing on the date hereof or after giving effect to this Amendment (including the Extension and the Third Amendment Commitment Increase).
SECTION 6.Continuing Effect; No Other Amendments or Consents; Reaffirmation.
(a)Except as expressly provided herein, all of the terms and provisions of the Existing Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Existing Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Third Amendment Lenders’ willingness to consent to any action requiring consent under any other provisions of the Existing Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Third Amendment Effective Date, each reference in the Existing Credit Agreement to “this Amendment,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. Nothing contained herein shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Loan Documents or instruments securing the same, which shall remain in full force and effect, except to any extent expressly modified hereby or by instruments executed concurrently herewith. Nothing implied in this Amendment, the Existing Credit Agreement, the other Loan Documents or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any of the Borrower or any other Loan Party from any of its respective obligations and liabilities as a “Borrower” or “Loan Party” hereunder and under the Existing Credit Agreement or any other Loan Document. The Existing Credit Agreement shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.
(b)The Borrower and the Administrative Agent acknowledge and agree that this Amendment shall constitute a Loan Document.
(c)Each Third Amendment Lender, by delivering its signature page to this Amendment on the Third Amendment Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment (including the Extension and the Thid Amendment Commitment Increase) and each other document required to be delivered to, or be approved by or satisfactory or reasonably satisfactory to, the Administrative Agent, or such Third Amendment Lenders on the Third Amendment Effective Date.
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(d)Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof (i) each Loan Party’s covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) each Loan Party’s guarantee (if applicable) of the Obligations under the Guarantee Agreement.
SECTION 7.Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent, regardless of whether such out-of-pocket fees or disbursements have been presented to the Borrower prior to the Third Amendment Effective Date, in accordance with the terms of, and solely to the extent required by, Section 10.5 of the Existing Credit Agreement.
SECTION 8.Counterparts; Electronic Execution. The provisions of Section 10.8 of the Existing Credit Agreement are hereby incorporated herein by reference and shall apply to this Amendment and any Ancillary Document related to this Amendment mutatis mutandis.
SECTION 9.Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Amendment, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns) any legal or equitable right, remedy or claim under or by reason of this Amendment.
SECTION 10.Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 11.Miscellaneous. The provisions of Sections 10.5 and 10.12 of the Existing Credit Agreement are hereby incorporated herein by reference and shall apply to this Amendment and any Ancillary Document related to this Amendment mutatis mutandis.
SECTION 12.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 13.WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTION 10.16 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS AMENDMENT AND ANY ANCILLARY DOCUMENT RELATED TO THIS AMENDMENT MUTATIS MUTANDIS.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BEAZER HOMES USA, INC.
By:	/s/ David I. Goldberg
Name: David I. Goldberg Title: Senior Vice President and Chief Financial Officer
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY CORP.
BEAZER HOMES HOLDINGS, LLC
BEAZER HOMES, LLC
BH MATERIALS, LLC
MARSHFIELD LAND, LLC
BH INVESTMENT HOLDINGS, LLC

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President

BEAZER MORTGAGE CORPORATION

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: President and Chief Executive Officer

BEAZER CLARKSBURG, LLC
BEAZER HOMES INVESTMENTS, LLC
DOVE BARRINGTON DEVELOPMENT LLC
BEAZER GAIN, LLC
BALLARD GREEN UTILITY COMPANY, LLC

By: BEAZER HOMES, LLC, its Sole Member

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Third Amendment]

BEAZER REALTY SERVICES, LLC

By: BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By: BEAZER HOMES, LLC, its Sole Member

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President and Chief Financial Officer

BEAZER HOMES TEXAS, L.P.

By: BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President

BH PROCUREMENT SERVICES, INC.

By: BEAZER HOMES TEXAS, L.P., its Sole Shareholder

By: BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President

BEAZER HOMES INDIANA LLP

By: BEAZER HOMES INVESTMENTS, LLC, its Managing Partner

By: BEAZER HOMES, LLC, its Sole Member

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Third Amendment]

CLARKSBURG ARORA LLC

By: BEAZER CLARKSBURG, LLC, its Sole Member

By: BEAZER HOMES, LLC, its Sole Member

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President and Chief Financial Officer

CLARKSBURG SKYLARK, LLC

By: CLARKSBURG ARORA LLC, its Sole Member

By: BEAZER CLARKSBURG, LLC, its Sole Member

By: BEAZER HOMES, LLC, its Sole Member

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President and Chief Financial Officer

BEAZER FUNDAMENTAL, LLC
By: Beazer Homes Texas Holdings, Inc.
Its Sole and Managing Member

By:	/s/ David I. Goldberg
Name: David I. Goldberg
Title: Senior Vice President

[Signature Page to Third Amendment]

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, a Lender
and an Issuing Lender

By:	/s/ Nadeige Dang
Name: Nadeige Dang
Title: Executive Director

[Signature Page to Third Amendment]

ROYAL BANK OF CANADA,
as a Lender and an Issuing Lender

By:	/s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

[Signature Page to Third Amendment]

TRUIST BANK,
as a Lender and an Issuing Lender

By:	/s/ Ryan Almond
Name: Ryan Almond
Title: Director

[Signature Page to Third Amendment]

REGIONS BANK,
as a Lender and an Issuing Lender

By:	/s/ Jason Bell
Name: Jason Bell
Title: Vice President

[Signature Page to Third Amendment]

FLAGSTAR BANK,
as a Lender

By:	/s/ Kirk Dyer
Name: Kirk Dyer
Title: Vice President

[Signature Page to Third Amendment]

TEXAS CAPITAL BANK,
as a Lender

By:	/s/ Barbara Gremmer
Name: Barbara Gremmer
Title: Vice President

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Thomas W. Nowak
Name: Thomas W. Nowak
Title: Senior Vice President

[Signature Page to Third Amendment]

BANCO SANTANDER, S.A., NEW YORK BRANCH,
as a Lender

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Ryan Peters
Name: Ryan Peters
Title: Authorized Signatory
[Signature Page to Third Amendment]

THIRD COAST BANK, A TEXAS STATE BANK,
as a Lender

By:	/s/ Tiffany Barfield
Name: Tiffany Barfield
Title: Bank Officer

[Signature Page to Third Amendment]

CITIZENS BANK, N.A.,
as a Lender and an Issuing Lender

By:	/s/ Kenneth D. Stover
Name: Kenneth D. Stover
Title: Vice President

[Signature Page to Third Amendment]

        SCHEDULE I
SCHEDULE 1.1A
[***]

        SCHEDULE II
SCHEDULE 3.1A
[***]

EXHIBIT A
AMENDED CREDIT AGREEMENT
See attached.

EXECUTION VERSION
Certain information contained in this document has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Omitted portions are marked with “[***]” in this exhibit.

$~~265,000,000~~525,000,000
CREDIT AGREEMENT1
    among
BEAZER HOMES USA, INC., as Borrower,
and
The Several Lenders from Time to Time Parties Hereto,
and
JPMORGAN CHASE BANK, N.A.,
as an Issuing Lender and Administrative Agent
Dated as of October 13, 2022

JPMORGAN CHASE BANK, N.A.,
ROYAL BANK OF CANADA,
TRUIST SECURITIES, INC.
and
REGIONS CAPITAL MARKETS, a division of Regions Bank
~~and~~
~~ROYAL BANK OF CANADA~~,
as Joint Lead Arrangers and Joint Bookrunners,
and
~~REGIONS BANK~~
~~and~~
ROYAL BANK OF CANADA,
TRUIST BANK,
and
REGIONS BANK,
as Syndication Agents
1 Conformed version reflects the ~~Second~~Third Amendment dated as of ~~January~~March 13, 2026.

TABLE OF CONTENTS
Page
SECTION 1.    DEFINITIONS    1
1.1.    Defined Terms    1
1.2.    Other Definitional Provisions    34
1.3.    GAAP    34
1.4.    Interest Rates; Benchmark Notification    34
1.5.    Letter of Credit Amounts    35
SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS    35
2.1.    Commitments    35
2.2.    Procedure for Revolving Loan Borrowing    35
2.3.    [Reserved]    36
2.4.    [Reserved]    36
2.5.    Commitment Fees, etc.    36
2.6.    Termination or Reduction of Commitments    36
2.7.    Optional Prepayments    36
2.8.    Mandatory Prepayments    37
2.9.    Conversion and Continuation Options    37
2.10.    Limitations on Tranches    38
2.11.    Interest Rates and Payment Dates    38
2.12.    Computation of Interest and Fees    38
2.13.    Inability to Determine Interest Rate    39
2.14.    Pro Rata Treatment and Payments    41
2.15.    Requirements of Law    42
2.16.    Taxes    44
2.17.    Indemnity    47
2.18.    Change of Lending Office    48
2.19.    Replacement of Lenders    48
2.20.    Defaulting Lenders    48
2.21.    Increase in Commitments    51
SECTION 3.    LETTERS OF CREDIT    52
3.1.    General    52
3.2.    Notice of Issuance, Amendment, Extension; Certain Conditions    52
3.3.    Expiration Date    52
3.4.    Fees and Other Charges    53
3.5.    Participations    53
3.6.    Reimbursement    53
3.7.    Obligations Absolute    54
3.8.    Disbursement Procedures    54
3.9.    Interim Interest    54
3.10.    Replacement and Resignation of an Issuing Lender    55
3.11.    Cash Collateralization    55
3.12.    Letters of Credit Issued for Account of Subsidiaries    56
SECTION 4.    REPRESENTATIONS AND WARRANTIES    56
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4.1.    Financial Statement    56
4.2.    No Material Adverse Change    56
4.3.    Organization, Powers, and Capital Stock    56
4.4.    Authorization; and Validity of this Agreement; Consents; etc.    56
4.5.    Compliance with Laws and Other Requirements    57
4.6.    Litigation    58
4.7.    No Default    58
4.8.    Title to Properties    58
4.9.    Tax Liability    58
4.10.    Regulations U and X; Investment Company Act    58
4.11.    ERISA Compliance    59
4.12.    Subsidiaries; Joint Ventures    59
4.13.    Environmental Compliance    60
4.14.    No Misrepresentation    60
4.15.    Solvent    60
4.16.    Foreign Direct Investment Regulations    60
4.17.    Relationship of the Loan Parties    60
4.18.    Insurance    60
4.19.    Foreign Asset Control Regulations    60
4.20.    Intellectual Property; Licenses, Etc.    61
4.21.    Subordinated Debt    61
4.22.    Anti-Corruption Laws and Sanctions    61
4.23.    Disclosure    61
4.24.    Affected Financial Institution    61
SECTION 5.    CONDITIONS PRECEDENT    61
5.1.    Conditions to Initial Extension of Credit    61
5.2.    Conditions to Each Extension of Credit    64
SECTION 6.    AFFIRMATIVE COVENANTS    64
6.1.    Reporting Requirements    64
6.2.    Payment of Taxes and Other Potential Liens    66
6.3.    Preservation of Existence    67
6.4.    Maintenance of Properties    67
6.5.    Access to Premises and Books    67
6.6.    Notices    67
6.7.    Addition and Removal of Guarantors    68
6.8.    Compliance with Laws and Other Requirements    68
6.9.    Use of Proceeds    68
6.10.    Certain Post-Closing Obligations    68
SECTION 7.    NEGATIVE COVENANTS    69
7.1.    Financial Condition Covenants    69
7.2.    Liens and Encumbrances    69
7.3.    Limitation on Fundamental Changes    69
7.4.    Permitted Investments    70
7.5.    No Margin Stock    71
7.6.    Burdensome Agreements    71
7.7.    [Reserved]    72

7.8.    Prepayment of Indebtedness    72
7.9.    Pension Plan    72
7.10.    Transactions with Affiliates    72
7.11.    Foreign Assets Control Regulations    72
SECTION 8.    EVENTS OF DEFAULT; REMEDIES    72
SECTION 9.    THE AGENTS    75
9.1.    Appointment    75
9.2.    Delegation of Duties    75
9.3.    Exculpatory Provisions    75
9.4.    Reliance by Administrative Agent    76
9.5.    Notice of Default    76
9.6.    Non-Reliance on Administrative Agent and Other Lenders    76
9.7.    Indemnification    77
9.8.    Posting of Communications    77
9.9.    Administrative Agent in Its Individual Capacity    78
9.10.    Successor Administrative Agent    78
9.11.    Certain ERISA Matters    79
9.12.    Erroneous Payments    80
SECTION 10.    MISCELLANEOUS    81
10.1.    Amendments and Waivers    81
10.2.    Notices    82
10.3.    No Waiver; Cumulative Remedies    83
10.4.    Survival    83
10.5.    Expenses; Limitation of Liability; Indemnity, Etc.    84
10.6.    Successors and Assigns; Participations and Assignments    85
10.7.    Adjustments; Setoff    89
10.8.    Counterparts    89
10.9.    Severability; Headings    90
10.10.    Integration    90
10.11.    GOVERNING LAW    91
10.12.    Submission To Jurisdiction; Consent to Services of Process; Waivers    91
10.13.    Acknowledgements    91
10.14.    Releases of Guarantees    92
10.15.    Confidentiality; Material Non-Public Information    92
10.16.    WAIVERS OF JURY TRIAL    93
10.17.    USA Patriot Act    94
10.18.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    94
10.19.    Acknowledgment Regarding Any Supported QFCs    94
10.20.    Judgment Currency    95
10.21.    Interest Rate Limitation    95

SCHEDULES:
1.1A—Commitments
1.1B—Existing Liens
1.1C—Initial Guarantors
3.1A—L/C Commitments
4.12—Subsidiaries
4.21—Subordinated Debt
6.1(f)—Format of Joint Venture Reporting
6.10—Certain Post-Closing Obligations
7.4—Existing Investments
EXHIBITS:
A—Form of Guarantee Agreement
B—Form of Compliance Certificate
C—Form of Borrowing Base Certificate
D—Form of Assignment and Assumption
E—Form of New Lender Supplement
F—Form of U.S. Tax Compliance Certificate
G—Form of Solvency Certificate

CREDIT AGREEMENT (this “Agreement”), dated as of October 13, 2022, among BEAZER HOMES USA, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Issuing Lender and Administrative Agent (each as hereinafter defined).
The parties hereto hereby agree as follows:
SECTION 1.    DEFINITIONS
1.1.    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day, plus ½ of 1% and (c) the ~~Adjusted~~ Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day), plus 1%; provided that for the purpose of this definition, the ~~Adjusted~~ Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
~~“Adjusted Daily Simple SOFR”: an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~
~~“Adjusted Term SOFR Rate”: for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~
“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, successors and assigns, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any Person (a) which directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person, or (b)

which directly, or indirectly through one or more intermediaries, owns beneficially or of record twenty percent (20%) or more of the Voting Stock of such Person.
“Agent Indemnitee”: has the meaning assigned to it in Section 9.7.
“Agent-Related Person”: has the meaning assigned to it in Section 10.5(d).
“Agreement”: has the meaning assigned to it in preamble hereto.
“Agreement Currency”: has the meaning assigned to it in Section 10.20.
“Ancillary Document”: has the meaning assigned to it in Section 10.8.
“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Order”: Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).
“Applicable Margin”: for any day, with respect to each Type of Loan, the applicable rate per annum set forth under the relevant column heading in the Applicable Pricing Grid, based upon the Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 6.1(a) or 6.1(b); provided that until the date of the delivery of the consolidated financial statements pursuant to Section 6.1(a) for the fiscal year ended September 30, 2022 the Applicable Margin shall be based on the rates per annum set forth in Category IV in the Applicable Pricing Grid.
“Applicable Parties”: has the meaning assigned to it in Section 9.8(b).
“Applicable Pricing Grid”: the table set forth below:

Category	Leverage Ratio	Applicable Margin for Term Benchmark Loans and, if applicable, RFR Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
I	<30%	~~2.35~~2.15%	~~1.35~~1.15%	0.25%
II	≥30 % but <40%	~~2.60~~2.40%	~~1.60~~1.40%	0.30%
III	≥40 % but <~~50~~45%	~~2.85~~2.60%	~~1.85~~1.60%	0.35%
IV	≥45% but <50%	2.75%	1.75%	0.375%
~~IV~~V	≥50%	~~3.10~~2.90%	~~2.10~~1.90%	0.40%

For purposes of the foregoing, each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date that is three (3) Business Days following the date of delivery to the Administrative Agent pursuant to Section 6.1(a) or Section 6.1(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Margin shall be based on the rates per annum set forth in Category ~~IV~~V (i) at any time that an Event of Default has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 6.1(a) or Section 6.1(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.
“Approved Borrower Portal”: has the meaning assigned to it in Section ~~9.13~~9.14.
“Approved Electronic Platform”: has the meaning assigned to it in Section 9.8.
“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers”: collectively, JPMorgan Chase Bank, N.A., Royal Bank of Canada, Truist Securities, Inc. and Regions Capital Markets, a division of Regions Bank ~~and Royal Bank of Canada~~.

“Assignee”: has the meaning assigned to it in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.
“Authorized Financial Officer”: any of the chief financial officer, treasurer, assistant treasurer or controller of the Borrower.
“Available Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Percentage Interest of the Outstanding Amount.
“Available Tenor”: of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Basel III”: the third of the so-called Basel Accords issued by the Basel Committee on Banking Supervision.

“Benchmark”: initially, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.
“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the ~~Adjusted~~ Daily Simple SOFR;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities in the United States at such time and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the

Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. §1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Benefitted Lender”: has the meaning assigned to it in Section 10.7(a).
“BHC Act Affiliate”: of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower”: has the meaning assigned to it in the preamble hereto.
“Borrowing”: a Revolving Borrowing.
“Borrowing Base”: as of any date, an amount equal to the sum of the following assets of the Borrower and each Guarantor:
(a)    100% of Unrestricted Cash denominated in Dollars to the extent it exceeds the Required Liquidity; plus
(b)    100% of the amount of Escrow Proceeds Receivable; plus
(c)    90% of the book value of Units Under Contract; plus

(d)    subject to the limitations set forth below, 85% of the book value of Speculative Units (other than Model Units); plus
(e)    85% of the book value of Model Units; plus
(f)    65% of the book value of Land Under Development; plus
(g)    subject to the limitation set forth below, 50% of the book value of Entitled Land Held for Future Development and Entitled Land Held For Sale that is not included in clauses (a) through (f) above.
Notwithstanding the foregoing:
(i)    the advance rate for Speculative Units (other than Model Units) shall decrease to 50% for any Speculative Unit that has been included in the Borrowing Base for 18 months or more (as determined on a cumulative basis);
(ii)    the Borrowing Base shall not include any amount under clause (g) of the definition of “Borrowing Base” to the extent that such amount exceeds 25% of the total Borrowing Base
(iii)    the aggregate of amounts included pursuant to clauses (f) and (g) of the definition of “Borrowing Base” shall not exceed, at any time, 50% of the total Borrowing Base; and
(iv)    the Borrowing Base shall not include (A) any Speculative Units that have been included in the Borrowing Base for two years or more (as determined on a cumulative basis) and (b) any Model Units that have been included in the Borrowing Base for more than 18 months following the sale of the last applicable production unit (as determined on a cumulative basis).
“Borrowing Base Availability”: as of any date, an amount equal to the lesser of (a) the Commitments and (b)(i) the Borrowing Base calculated in the most recently delivered Borrowing Base Certificate, minus (ii) the Borrowing Base Debt on such date.
“Borrowing Base Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit C.
“Borrowing Base Debt”: as of any date, an amount equal to (i) the Consolidated Debt, minus (ii) Subordinated Debt due greater than one year, minus (iii) the Outstanding Amount (to the extent included in Consolidated Debt).
“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
“Business Day”: a day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan (in each case, solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) and (b) in relation to Loans referencing the ~~Adjusted~~ Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the ~~Adjusted~~ Term SOFR Rate or any other dealings of such Loans referencing the ~~Adjusted~~ Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.
“Capital Stock”: any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Capitalized Lease”: of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations”: any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents”: (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) short term certificates of deposit and time deposits, which mature within eighteen (18) months from the date of issuance and which are maintained with a Lender, a domestic commercial bank having capital and surplus in excess of $100,000,000, or are fully insured by the FDIC, including, for the avoidance of doubt, investments placed through the CDARS and ICS deposit placement program, and (v) money market funds substantially all the assets of which are described in the preceding clauses.
“CDARS”: the Certificate of Deposit Account Registry Service.
“Change in Status”: the occurrence of any of the following events with respect to a Subsidiary that, immediately prior to such event, is a Guarantor: (a) all of the assets of such Subsidiary are sold or otherwise disposed of to a third party in a transaction in compliance with the terms of this Agreement; (b) all of the Capital Stock of such Subsidiary held by the Borrower or any Restricted Subsidiary is sold or otherwise disposed of to any Person other than a Borrower or a Restricted Subsidiary in a transaction in compliance with the terms of this Agreement; (c) such Subsidiary is designated an Unrestricted Subsidiary (or otherwise ceases to be a Restricted Subsidiary, including by way of liquidation or merger) in compliance with the terms of this Agreement or (d) such Subsidiary becomes an Excluded Subsidiary in compliance with the terms of this Agreement.
“Change in Status Notice”: has the meaning assigned to it in Section 6.7.
“Change of Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.
“Charges”: has the meaning assigned to it in Section 10.21.
“Charity Subsidiaries”: Beazer Charity Foundation, Inc., Charity Title Group LLC ~~and~~, Charity Title Agency LLC, and Charity Home Insurance Agency LLC.
“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is October 13, 2022.
“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Collateral Account”: has the meaning assigned to it in Section 3.11.
“Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Commitments is $265,000,000. As of the Third Amendment Effective Date, the aggregate amount of the Commitments is $525,000,000.
“Commitment Fee Rate”: for any day, the applicable rate per annum set forth under the column “Commitment Fee Rate” in the Applicable Pricing Grid, based upon the Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 6.1(a) or 6.1(b); provided that until the date of the delivery of the consolidated financial statements pursuant to Section 6.1(a) for the fiscal year ended September 30, 2022 the Commitment Fee Rate shall be based on the rates per annum set forth in Category IV in the Applicable Pricing Grid.
“Commitment Period”: the period from and including the Closing Date to the Termination Date.
“Communications”: collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to Section 9.8, including through an Approved Electronic Platform.
“Competitor”: any Person that is itself, or is owned or Controlled by, (i) a Homebuilder or (ii) engaged primarily in the business of investing in distressed real estate and not a banking institution, life insurance company, or other similar financial institution that ordinarily is engaged in the business of making real estate loans in the ordinary course of business.

“Completed Unit”: a Unit as to which either (or both) of the following has occurred: (a) a notice of completion has been filed or recorded in the appropriate real estate records; or (b) all necessary construction has been completed in order to obtain a certificate of occupancy (whether or not such certificate of occupancy has actually been obtained), or if a notice of completion or certificate of occupancy is not required to be provided to, or issued by, the applicable jurisdiction, respectively, the Unit is otherwise ready for occupancy in accordance with applicable law.
“Compliance Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit B.
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Debt”: at any date, without duplication (a) all funded debt of the Loan Parties and their Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) funded debt of Joint Ventures that are Subsidiaries with recourse to or guaranteed by the Borrower or any other Loan Party, plus (c) the sum of (i) all reimbursement obligations with respect to drawn Performance Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and (ii) all reimbursement obligations with respect to drawn Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral) and, without duplication, the maximum amount available to be drawn under all Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral), in each case issued for the account of, or guaranteed by, any Loan Party or any of their Restricted Subsidiaries, plus (d) all guarantees of the Loan Parties or their Restricted Subsidiaries of funded debt of third parties; provided, however, except as provided above in this definition with respect to Financial Letters of Credit, in the case of any Contingent Obligation only amounts due and payable at the time of determination will be included in the calculation of Consolidated Debt, plus (e) funded debt of Unrestricted Subsidiaries or third parties with recourse to or guaranteed by any Loan Party or any of its Restricted Subsidiaries, plus (f) all Hedging Obligations of the Loan Parties and their Restricted Subsidiaries, excluding Indebtedness of a Loan Party to another Loan Party, plus (g) all Capitalized Lease Obligations of the Loan Parties and their Restricted Subsidiaries.
“Consolidated EBITDA”: for any period, (a) the Consolidated Net Income of the Loan Parties and their Restricted Subsidiaries, plus (b) to the extent deducted from revenues in determining Consolidated Net Income of the Loan Parties and their Restricted Subsidiaries: (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization (including amortization of goodwill and other intangible assets), (v) non-cash charges (including impairment charges for land and other long-lived assets), (vi) extraordinary losses, and (vii) loss on early extinguishment of indebtedness, minus (c) to the extent added to revenues in determining Consolidated Net Income, non-cash gains and extraordinary gains (including for the avoidance of doubt, gains relating to the release of any tax valuation asset reserves and gains on early extinguishment of indebtedness); provided, however, that the Consolidated EBITDA of the Restricted Subsidiaries shall only be included in the amount of the Loan Parties’ pro-rata share of interest of such Restricted Subsidiaries.
“Consolidated Interest Expense”: for any period, the consolidated interest expense and capitalized interest and other charges amortized to cost of sales of Loan Parties and their Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred”: for any period, the aggregate amount (without duplication and determined, in each case (to the extent applicable), in accordance with GAAP) of interest (excluding interest of a Loan Party to another Loan Party) incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period by any of the Loan Parties and their Restricted Subsidiaries during such period, including (a) the interest portion of all deferred payment obligations, and (b) all commissions, discounts, and other fees and charges (excluding premiums) owed with respect to bankers’ acceptances and letter of credit financings (including, without limitation, letter of credit fees) and Hedging Obligations, in each case to the extent attributable to such period; provided, however, that the Consolidated Interest Incurred of the Restricted Subsidiaries shall only be included in the amount of the Loan Parties’ pro-rata share of interest of such Restricted Subsidiaries. For purposes of this definition, interest on Capital Leases shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Leases in accordance with GAAP.
“Consolidated Net Income”: for any period, the net income (or loss) attributable to Loan Parties and their Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, the calculation of Consolidated Net Income will exclude net income (or loss) of Joint Ventures and Unrestricted Subsidiaries that otherwise would be consolidated under GAAP; provided that Consolidated Net Income shall include, without duplication, the net income of any Joint Venture and Unrestricted Subsidiary to the extent such net income is actually received by any Loan Party or any of its Restricted Subsidiaries in the form of cash dividends or similar cash distributions during such period, or in any other form that is received and converted to cash during such period.
“Consolidated Tangible Net Worth”: at any date, the consolidated stockholders equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock), less Intangible Assets, of the Loan Parties and their Restricted Subsidiaries determined in accordance with GAAP on a consolidated basis, all determined as of such date. For the avoidance of doubt, the calculation of Consolidated Tangible Net Worth will exclude, without duplication, (i) the stockholders’ equity (less Intangible Assets) of Joint Ventures and Unrestricted Subsidiaries that otherwise would be consolidated under GAAP and (ii) any intercompany liabilities of Joint Ventures and Unrestricted Subsidiaries.
“Contingent Obligation”: any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the monetary obligation or monetary liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement.
“Contractual Obligation”: any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity”: any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party”: has the meaning assigned to it in Section 10.19.
“Credit Party”: the Administrative Agent, each Issuing Lender, or any other Lender.
“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default”: any event or circumstance that, with the giving of notice or passage of time, or both, would become an Event of Default.
“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable
“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Disqualified Stock”: with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than solely as a result of a change of control), is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof (other than solely as a result of a change of control), in whole or in part, in each case prior to the date that is 120 days after the Termination Date; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because (i) it may be required to be repurchased by the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or (ii) in the case of an option issued to any such employee, such option gives the employee the right, under certain circumstances, to require the Borrower to withhold shares to pay the exercise price or the withholding taxes that are applicable upon exercise of such option.
“Dividing Person”: has the meaning assigned to it in the definition of “Division”.
“Division”: the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor”: any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollars” and “$”: dollars in lawful currency of the United States.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee”: any of (i) a Lender or a Lender Affiliate, (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iv) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (v) a nationally or internationally recognized investment banking company or other financial institution in the business of making, investing in or purchasing loans, or an Affiliate thereof organized under the laws of any State of the United States or any other country which is a member of OECD, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; or (vi) an Approved Fund. Notwithstanding the foregoing, (a) in no event shall a Defaulting Lender or its Lender Parent be deemed to be an Eligible Assignee, and (b) “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Affiliates or a Competitor.
“Entitled Land Held For Future Development”: unimproved Qualified Real Property Inventory comprised of land where all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature or otherwise not material) in order to develop the land as a residential housing project.
“Entitled Land Held For Sale”: unimproved Qualified Real Property Inventory comprised of land where all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained from all applicable governmental authorities (other than approvals which are simply ministerial and non-discretionary in nature or otherwise not material) in order to sell to a third party.
“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”: shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Loan Party, is (i) treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Sections 412 of the Code, Sections 414(m) or (o) of the Code or (ii) under common control, within the meaning of Section 4001(a)(14) of ERISA. Any entity that qualified as an ERISA Affiliate on any date prior to the date hereof, shall continue to be an ERISA Affiliate, for purposes of this definition, for any period during which any Loan Party could remain liable under the Code or ERISA on account of such prior ERISA Affiliate status.
“ERISA Event”: (a) a Reportable Event; (b) the filing, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (c) a withdrawal by any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it is a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) the filing of a notice of intent to terminate a Plan (under Sections 4041 of ERISA), the treatment of a plan amendment as a termination of a Multiemployer Plan (under Section 4041A of ERISA), or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
“Escrow Proceeds Receivable”: funds due to the Borrower or any Guarantor held in escrow following the sale and conveyance of title of a Unit to a buyer which are not subject to or encumbered by any Lien (other than the Permitted Liens described in clauses (b) through (e), (j) and (l) of the definition of “Permitted Liens”).
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default”: any of the events specified in Section 8.
“Exchange Act”: the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary”: any (i) non-Wholly-Owned Subsidiary of the Borrower, (ii) Unrestricted Subsidiary, (iii) Subsidiary organized in a jurisdiction other than the United States (solely to the extent a guarantee of the Obligations by such Subsidiary could reasonably be expected to result in adverse tax consequences to the Borrower), (iv) Subsidiary for which any guarantee of the Obligations (x)

is legally prohibited by any Requirement of Law or requires any consent, approval, license or authorization from any Governmental Authority, unless such consent, approval, license or authorization has been received or (y) is contractually prohibited on the Closing Date or on the date of the acquisition or formation of such Subsidiary by any Loan Party or Subsidiary of any Loan Party, so long as such prohibition is not created in contemplation of such acquisition or formation and (v) not-for-profit Subsidiary.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans, any Letter of Credit or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans, any Letter of Credit or Commitments (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e) or Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement”: that certain Second Amended and Restated Credit Agreement, dated as of September 24, 2012 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of November 10, 2014, that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of November 6, 2015, that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of October 13, 2016, that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of October 24, 2017, that certain Fifth Amendment to Second Amended and Restated Credit Agreement, dated as of October 1, 2018, that certain Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of February 20, 2019, that certain Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of September 9, 2019, that certain Eighth Amendment to Second Amended and Restated Credit Agreement, dated as of April 27, 2020, that certain Ninth Amendment to Second Amended and Restated Credit Agreement, dated as of October 8, 2020 and that certain Tenth Amendment to Second Amended and Restated Credit Agreement, dated as of September 24, 2021), among the Borrower, the lenders and issuers party thereto, Credit Suisse AG, Cayman Island Branch, acting through one or more of its branches or affiliates, as agent and the other agents and parties party thereto from time to time.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FDIC”: the Federal Deposit Insurance Corporation.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Letter of Credit”: a letter of credit that is not a Performance Letter of Credit.
“First Amendment”: that certain First Amendment to this Agreement, dated as of March 15, 2024.
“First Amendment Effective Date”: has the meaning assigned to it in the First Amendment.

“Fitch”: Fitch Ratings Inc.
“Floor”: 0.0%.
“Fronting Exposure”: at any time there is a Defaulting Lender, such Defaulting Lender’s Percentage Interest of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in preparing the financial statements referred to in Section 4.1 affects the calculation of any financial covenant contained herein, (i) the Borrower, the Lenders and Administrative Agent hereby agree to make such amendments hereto to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements, and (ii) pending the effectiveness of such amendment, the Borrower shall not be in Default hereunder if, solely as a result of such change in generally accepted accounting principles, the Borrower is not in compliance with any financial covenant contained herein.
“Governmental Authority”: the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by each Guarantor, substantially in the form of Exhibit A.
“Guarantors”: each of the Borrower’s direct or indirect Subsidiaries listed on Schedule 1.1C hereto and each Subsidiary of the Borrower which becomes a Guarantor pursuant to Section 6.7 (in each case other than any such Subsidiary that has been released from its guarantee under the Guarantee Agreement in compliance with the terms of the Loan Documents).
“Hazardous Substances”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Obligations”: of a Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), (a) under any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities, or exchange transaction, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.
“Homebuilder”: any Person that is listed on the most recent Builder 100 list published by Builder magazine, ranked by revenues or closings (or if such list is no longer published, identified in such other published list or through such other means as is mutually agreed by the Administrative Agent and the Borrower) or any Affiliate of such Person that is reasonably identifiable as an Affiliate of such Person solely on the basis of the similarity of such Affiliate’s name.
“ICS”: Insured Cash Sweep.
“Increased Facility Closing Date”: has the meaning assigned to it in Section 2.21.
“Indebtedness”: of any Person at any date, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Property Inventory), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, except Liens described in clauses (b) through (e), (g), (j) and (l) of the definition of” Permitted Liens”, so long as the obligations secured thereby are not more than sixty (60) days delinquent, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Financial Letter of Credit (but excluding Performance Letters of Credit or performance or surety bonds) or a reimbursement obligation of such Person with respect to any Financial Letter of Credit (but excluding Performance Letters of Credit or performance or surety bonds), (ix) consisting of Hedging Obligations, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations;

and (b) obligations of such Person to purchase Securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Indemnitee”: has the meaning assigned to it in Section 10.5(c).
“Intangible Assets”: assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges and unamortized debt discount.
    “Interest Coverage Ratio”: as of any date, for the applicable period of the four quarters then ended, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Incurred.
“Interest Payment Date”: (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Termination Date, (b) with respect to any RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13), (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Termination Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Termination Date.
“Interest Period”: with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such borrowing request or interest election request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment”: (a) the purchase or other acquisition of capital stock or other securities of another Person (including as a Division Successor pursuant to a Division of any Person that was not a Wholly-Owned Subsidiary prior to such Division), (b) a loan, advance, extension of credit (by way of guaranty or otherwise) or capital contribution to another Person or (c) the purchase or other acquisition of assets of another Person that constitute a business unit. For purposes hereof, the book value of any Investment shall be calculated in accordance with GAAP.
“IP Rights”: has the meaning assigned to it in Section 4.20.
“IRS”: the United States Internal Revenue Service.

“Issuance Date”: the date of issuance of a Letter of Credit by an Issuing Lender.
“Issuing Lender”: each of JPMorgan Chase Bank, N.A., ~~Regions Bank,~~ Royal Bank of Canada, Truist Bank ~~of America, N.A., Goldman Sachs Lending Partners LLC and Flagstar Bank, FSB~~, Regions Bank and Citizens Bank, N.A., each in its capacity as issuer of any Letter of Credit and any other Lender approved by the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.
“Joint Venture”: any Person, other than a Subsidiary, in which the Borrower or a Subsidiary holds any stock, partnership interest, joint venture interest, limited liability company interest or other equity interest.
“Judgment Currency”: has the meaning assigned to it in Section 10.20.
“L/C Commitment”: with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder. The ~~initial~~ amount of each Issuing Lender’s L/C Commitment as of the Third Amendment Effective Date is set forth on Schedule 3.1A, or if an Issuing Lender has entered into an Assignment and Assumption or has otherwise assumed a L/C Commitment after the ~~Closing~~Third Amendment Effective Date, the amount set forth for such Issuing Lender as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an Issuing Lender may be modified from time to time by agreement between such Issuing Lender and the Borrower, and notified to the Administrative Agent. The ~~original~~ aggregate amount of the L/C Commitments on the Third Amendment Effective Date is $~~100,000,000~~133,490,566.04.
“L/C Disbursement”: a payment made by an Issuing Lender pursuant to a Letter of Credit.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.6. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“L/C Participants”: the collective reference to all the Lenders other than the Issuing Lender.
“L/C Sublimit”: $100,000,000.

“Land Under Development”: Entitled Land Held For Future Development where physical site improvement has commenced but which is not a Unit Under Construction, Completed Unit, Model Unit or Unit Under Contract.
“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person”: has the meaning assigned to it in Section 10.5(b).
“Lenders”: has the meaning assigned to it in the preamble hereto.
“Letter of Credit”: any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreement”: has the meaning assigned to it in Section 3.2.
“Letters of Credit”: as defined in Section 3.1.
“Leverage Ratio”: the ratio, as of any date, of (a) Consolidated Debt, minus Unrestricted Cash, to the extent Unrestricted Cash exceeds the Required Liquidity, divided by (b) Consolidated Debt, minus Unrestricted Cash, to the extent Unrestricted Cash exceeds the Required Liquidity, plus Consolidated Tangible Net Worth.
“Liabilities”: any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction). For the avoidance of doubt, a restriction, covenant, easement, right of way, or similar encumbrance affecting any interest in real property owned by any Loan Party and which does not secure an obligation to pay money is not a Lien.
“Liquidity”: at any time, the sum of (i) all Unrestricted Cash held by the Loan Parties and their consolidated Subsidiaries and (ii) the Revolver Availability.
“LLC”: any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan”: any Revolving Loan made by any Lender pursuant to this Agreement.
“Loan Documents”: this Agreement, the Guarantee Agreement, the Notes, applications in connection with the issuance of Letters of Credit and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: as of any date, collectively, the Borrower and the Guarantors. A “Loan Party” shall mean, the Borrower or any Guarantor, individually.

“Material Adverse Effect”: since the date of the audited financial statements most recently delivered prior to the Closing Date: (a) a change, event or circumstance that could reasonably be expected to result in a material adverse effect on the business, assets, operations or financial condition of Loan Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower or any other Loan Party to perform its payment or other material obligations under any loan document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against the Borrower or any other Loan Party of any material obligations of the Borrower or any other Loan Party under any loan document to which it is a party.
“Maximum Amount”: has the meaning assigned to it in Section 10.21.
“Minimum Collateral Amount”: at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.
“Minimum Liquidity Amount”: $40,000,000.
“Model Unit”: a Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.
“Moody’s”: Moody’s Investors Service, Inc.
“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“New Lender”: has the meaning assigned to it in Section 2.21.
“New Lender Supplement”: has the meaning assigned to it in Section 2.21.
“Non-Recourse Indebtedness”: Indebtedness of a Loan Party for which its liability is limited to the Real Property Inventory upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness (including, in the case of Indebtedness of a Subsidiary that holds title to Real Property Inventory, liability of that Subsidiary and liabilities secured by a pledge of the equity interests of such Subsidiary (if such Real Property Inventory constitutes all or substantially all the assets of such Subsidiary)).
“Non-U.S. Lender”: has the meaning assigned to it in Section 2.16(f)(ii).
“Notes”: the collective reference to any promissory note evidencing Loans.
“NYFRB”: the Federal Reserve Bank of New York.
“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations”: all advances to, and debts, liabilities and obligations of, the Borrower and Guarantors arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower or any Guarantor under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.
“Off-Balance Sheet Liabilities”: (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Outstanding Amount”: as of any date, the aggregate principal amount of Loans outstanding after giving effect to any borrowings, repayments and prepayments on such date, plus the amount of L/C Obligations outstanding on such date after giving effect to any issuance or reimbursements made on such date.
“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant”: has the meaning assigned to it in Section 10.6(c).
“Participant Register”: has the meaning assigned to it in Section 10.6(c).
“Patriot Act”: has the meaning assigned to it in Section 10.17.
“Payment”: has the meaning assigned to it in Section ~~9.12~~9.13.
“Payment Notice”: has the meaning assigned to it in Section ~~9.12~~9.13.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor entity).
“Percentage Interest”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding; provided that, in the event that the Loans are paid in full prior to the reduction to zero of the Outstanding Amount, the Percentage Interests shall be determined in a manner designed to ensure that the remaining Outstanding Amount shall be held by the Lenders on a comparable basis.
“Performance Letter of Credit”: any letter of credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including, without limitation, construction, bid, and performance bonds; or (d) to secure refund or advance payments on contractual obligations where default of a performance-related contract has occurred.
“Permitted Investments”: (a) readily marketable, direct, full faith, and credit obligations of the United States, or obligations guaranteed by the full faith and credit of the United States, maturing within not more than eighteen (18) months from the date of acquisition; (b) short term certificates of deposit and time deposits, which mature within eighteen (18) months from the date of issuance and which are maintained with a Lender, a domestic commercial bank having capital and surplus in excess of $100,000,000 or are fully insured by the FDIC, including, for the avoidance of doubt, investments placed through CDARS and ICS; (c) commercial paper or master notes maturing in 365 days or less from the date of issuance rated either “P-1” by Moody’s, or “A” by S&P); (d) debt instruments of a domestic issuer which mature in one (1) year or less and which are rated “A” or better by Moody’s or S&P on the date of acquisition of such investment; (e) demand deposit accounts which are maintained in the ordinary course of business; (f) short term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated either “P-1” by Moody’s or “A-1” by S&P which mature in one (1) year or less; (g) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having one (1) of the two (2)

highest ratings obtainable from any two of S&P, Moody’s, or Fitch (or, if at any time no two (2) of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (h) investment grade bonds, other than domestic corporate bonds issued by the Borrower or any of its Affiliates, maturing no more than seven (7) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S&P, Moody’s, or Fitch (or, if at any time no two (2) of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); and (i) shares of money market, mutual, or similar funds which invest primarily in securities of the type described in clauses (a) through (h) above.
“Permitted Liens”:
(a)    Liens existing on the date of this Agreement and described on Schedule 1.1B hereto and Liens, if any, granted to secure the Obligations;
(b)    Liens imposed by governmental authorities for Taxes not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;
(c)    statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; provided that (i) the underlying obligations are not overdue or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;
(d)    Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing or community development bonds, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the real estate subject thereto (as such real estate is used by any Loan Party) or interfere with the ordinary conduct of the business of the Loan Parties;
(f)    Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an event of default hereunder with respect thereto; provided that the execution or enforcement thereof is stayed and the claim is being contested in good faith, with adequate reserves therefor being maintained by the Borrower in accordance with GAAP;
(g)    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;
(h)    Liens securing Indebtedness of a Person existing at the time such Person becomes a Loan Party (other than as a result of a Division of a Loan Party or of a Division of a Person in which the Borrower or any Restricted Subsidiary has an Investment in immediately prior to the Division) or is merged with or into a Loan Party and Liens on assets or properties at the time of acquisition thereof; provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof and do not extend to any other assets;
(i)    Liens securing Non-Recourse Indebtedness;
(j)    Liens securing obligations of any Loan Party to any third party in connection with (i) Profit and Participation Agreements, (ii) any option or right of first refusal to purchase real property or marketing deed of trust granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by such Loan Party or relates to the coordinated marketing and promotion by the master developer, or (iii) joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting any Loan Party’s property and property belonging to such third parties, in each case entered into in the ordinary course of such Loan Party’s business;
(k)    Liens securing Indebtedness incurred to refinance any Indebtedness that was previously so secured by a Lien and permitted hereunder (which refinancing Indebtedness may exceed the amount refinanced; provided that such refinancing Indebtedness is otherwise permitted under this Agreement) upon terms and conditions substantially similar to the terms of the Lien securing such refinanced Indebtedness immediately prior to it having been so refinanced;
(l)    Liens arising pursuant to vexatious, frivolous or meritless claims, suits, actions or filings, or other similar bad faith actions, taken by a Person not an Affiliate of the Borrower; provided that a Loan Party is disputing such Lien in good faith and by appropriate proceedings;
(m)    Liens securing Hedging Obligations arising in the ordinary course of business of a Loan Party and not for speculative purposes;
(n)    Liens securing obligations of a Loan Party arising in connection with letters of credit and/or letter of credit facilities;
(o)    Liens on leases of Model Units;
(p)    Liens securing purchase money security interests (including purchase money mortgages) and Capitalized Lease Obligations entered into in the ordinary course of business;
(q)    Liens securing Indebtedness or obligations in an amount not in excess of $20,000,000 in the aggregate; and
(r)    Liens on property or assets of any Restricted Subsidiary that is a Loan Party securing Indebtedness of such Restricted Subsidiary owing to the Borrower or one or more Loan Parties.
“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“Plan”: an “employee benefit plan” as defined in Section 3(3) of ERISA, other than a multiemployer plan (as defined in Section 3(37) of ERISA), that is subject to Title IV of ERISA or Section 412 of the Code in respect of which any Loan Party or any ERISA Affiliate is, or was at any time during the immediately preceding five plan years, an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding”: any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Profit and Participation Agreement”: an agreement, secured by a deed of trust, mortgage or other Lien against a property or asset, with respect to which the purchaser of such property or asset agrees to pay the seller of such property or asset a profit, price, premium participation or other similar amount in respect of such property or asset.
“PTE”: prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support”: has the meaning assigned to it in Section 10.19.
“Qualified Real Property Inventory”: as of any date, Real Property Inventory that is not subject to or encumbered by any deed of trust, mortgage, judgment Lien, or any other Lien (other than the Permitted Liens described in clauses (b) through (e), (j) and (l) of the definition of “Permitted Liens”) and other Liens which have been bonded around so as to remove such Liens as encumbrances against such Real Property Inventory in a matter satisfactory to the Administrative Agent and its legal counsel).
“Real Property Inventory”: as of any date, land that is owned by any Loan Party, which land is being developed or held for future development or sale, together with the right, title and interest of such Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.
“Recent Balance Sheet”: has the meaning assigned to it in Section 4.8.
“Recipient”: (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if the Benchmark is the Daily Simple SOFR (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) then four U.S. Government Securities Business Days prior to such setting, and (3) if such Benchmark is not the Term SOFR Rate or the Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register”: has the meaning assigned to it in Section 10.6(b).
“Regulations U and X”: Regulations U and X of the Board as in effect from time to time.
“Regulatory Authority”: has the meaning assigned to it in Section 10.15.
“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.6 for amounts drawn under Letters of Credit.
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Relevant Rate”: (i) with respect to any Term Benchmark Loan, the ~~Adjusted~~ Term SOFR Rate or (ii) with respect to any RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13), the ~~Adjusted~~ Daily Simple SOFR, as applicable.
“Reportable Event”: a reportable event as defined in Section 4043 of ERISA, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Required Lenders”: subject to Section 2.20(a)(i), at any time, the holders of more than fifty percent (50%) of the Total Commitments then in effect or, if the Commitments have been terminated, the Outstanding Amount at such time.
“Required Liquidity”: $10,000,000.
“Requirement of Law”: any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: as to the Borrower or any of its Subsidiaries, the president, chief financial officer, principal accounting officer, treasurer, controller or other executive officer.
“Restricted Payments”: with respect to any Person, any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or any payment on account of, including any sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Person or any of its Subsidiaries, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries.
“Restricted Subsidiaries”: as of any date, the Subsidiaries of the Borrower and any other Loan Party which are not Unrestricted Subsidiaries.
“Revolver Availability”: as of any date, the lesser of (a) Borrowing Base Availability, minus the Outstanding Amount and (b) Commitments, minus the Outstanding Amount.
“Revolving Borrowing”: Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Loans”: has the meaning assigned to it in Section 2.1.
“RFR Loan”: a Loan that bears interest on a one-month interest period at a rate based on the ~~Adjusted~~ Daily Simple SOFR (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13).
“S&P”: Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions”: all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or other relevant sanctions authority.
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Securities Act”: has the meaning assigned to it in Section 6.1(e).

“Senior Notes”: the $350,000,000 in aggregate principal amount of Borrower’s 7.250% senior notes due 2029, issued pursuant to the Senior Notes Indenture (as may be reduced by any prepayment, redemption or retirement thereof), together with any indebtedness that extends, refinances or replaces such senior notes.
“Senior Notes Indenture”: that certain indenture for the Senior Notes, dated as of September 24, 2019, among the Borrower, as issuer, the Subsidiary Guarantors (under and as defined therein) party thereto and U.S. Bank National Association, as trustee (or any successor thereto in such capacity).
“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date”: has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day”: has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvency Certificate”: a solvency certificate by the chief financial officer or treasurer of the Borrower in the form attached hereto as Exhibit G.
“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the aggregate fair market value of such Person’s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such person has not incurred debts beyond such Person’s ability to pay such debts as they mature (taking into account all reasonably anticipated financing and refinancing proceeds), and (c) such Person does not have unreasonably small capital to conduct such Person’s businesses. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represent the amount that can be reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.
“Speculative Unit”: any Completed Unit that is not a Unit Under Contract.
“Subordinated Debt”: any Indebtedness of the Borrower or any other Loan Party which is subordinated to the Obligations at all times (including in respect of any amendment or modification thereto) pursuant to terms reasonably satisfactory to the Administrative Agent.
“Subsidiary”: as to any Person, (a) any corporation, limited liability company, association or other business entity (other than a partnership), of which more than fifty percent (50%) of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors or other governing body thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person

(or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination hereof).
“Supported QFC”: has the meaning assigned to it in Section 10.19.
“Syndication Agents”: collectively, ~~Regions Bank and~~ Royal Bank of Canada, Truist Bank and Regions Bank.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the ~~Adjusted~~ Term SOFR Rate.
“Termination Date”: March ~~15, 2028~~13, 2030 (the “Initial Termination Date”), subject~~, however,~~  to earlier termination of the Total Commitment pursuant of the terms of this Agreement~~.~~; provided that the Termination Date will instead be July 16, 2029 (the “Springing Maturity Date”) if as of the Springing Maturity Date an aggregate principal amount of Senior Notes greater than or equal to $100,000,000 remains outstanding with (x) a maturity date that is earlier than 91 days after the Initial Termination Date or (y) terms requiring mandatory commitment reductions, scheduled amortization or other mandatory principal payments, in each case, prior to the date that is 91 days after the Initial Termination Date.
“Term SOFR Determination Day”: has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate”: with respect to any Term Benchmark Loan and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided, that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Loan denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Third Amendment”: that certain Third Amendment to this Agreement, dated as of March 13, 2026.

“Third Amendment Effective Date”: has the meaning assigned to it in the Third Amendment.
“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.
“Tranches”: the collective reference to Term Benchmark Loans for the then current Interest Periods and RFR Loans (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) with respect to all of which begin on the same date and end on the same later date.
“Transferee”: any Assignee or Participant.
“Type”: as to any Loan, its nature as an ABR Loan, a Term Benchmark Loan or (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) a RFR Loan.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Pension Liability”: the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code”: the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any collateral provided pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority (but not attachment) and for purposes of definitions related to such provisions.
“Unit”: Qualified Real Property Inventory that is, or is planned to be, comprised of a single family residential housing unit.

“Unit Under Contract”: a Unit, whether completed or under construction, as to which the Borrower or Guarantor owning such Unit has entered into a bona fide contract of sale (a) in a form customarily employed by the Borrower or such Guarantor, (b) not more than twelve (12) months after the date of such contract, (c) with a Person who is not a Subsidiary or Affiliate, (d) under which no defaults then exist and (e) in the case of any Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, to the Borrower’s or applicable Guarantor’s knowledge, the applicable buyer shall have made, or will be required to make, the minimum down payment required (if any) under the rules of the relevant agency.
“United States” or “U.S.”: the United States of America.
“Units Under Construction”: Units where on-site construction has commenced as evidenced by the trenching of foundations for such Units, other than Units Under Contract.
“Unrestricted Cash”: cash and Cash Equivalents of the Loan Parties that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party.
“Unrestricted Subsidiary”: (a) (i) Beazer Employees Disaster Assistance Corp., a Georgia corporation, (ii) Gatherings, LLC, a Delaware limited liability company, (iii) Beazer Homes Capital Trust I and (iv) the Charity Subsidiaries and (b) each of the Subsidiaries of the Borrower (including any newly formed or acquired Subsidiary) so designated by a resolution adopted by the board of directors of the Borrower as provided below and provided that:
(a)    neither the Borrower nor any of its other Restricted Subsidiaries (1) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary;
(b)    the creditors with respect to Indebtedness for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Borrower or any other Restricted Subsidiary of the Borrower (other than the Capital Stock of Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Indebtedness of such Subsidiary; and
(c)    no default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower and of its other Restricted Subsidiaries, to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.
The board of directors of the Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
    (i)    any such designation will be deemed to be an incurrence by the Borrower and its Restricted Subsidiaries of the Indebtedness (if any) and any Investment (if any) of such designated Subsidiary for purposes of Section 7.1 and Section 7.4 hereof, as applicable, as of the date of such designation;

    (ii)    immediately after giving effect to such designation and the incurrence of any such additional Indebtedness (a) the Borrower and its Restricted Subsidiaries would be in pro forma compliance with Section 7.1 and (b) the Borrowing Base Debt, plus the Outstanding Amount does not exceed the Borrowing Base;
    (iii)    the Liens on the property and assets of such Unrestricted Subsidiary could then be incurred in accordance with Section 7.2 hereof as of the date of such designation;
    (iv)     Section 6.7 of this Agreement and the provisions of the Guarantee Agreement are complied with, to the extent applicable thereto, with respect to such Subsidiary; and
    (v)    no Default or Event of Default shall have occurred or be continuing.
Subject to the foregoing, the board of directors of the Borrower also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that at the time of such designation:
            (i)    all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Investments at the time of such designation and such Investments must be permitted at such time under Section 7.4 hereof;
            (ii)    immediately after giving effect to such designation and such Investment, (i) the Borrower and its Restricted Subsidiaries would be in pro forma compliance with the financial covenants in Section 7.1 and (ii) the Borrowing Base Debt, plus the Outstanding Amount does not exceed the Borrowing Base; and
            (iii)    no Default or Event of Default shall have occurred or be continuing.
Any such designation by the board of directors of the Borrower will be evidenced to the Administrative Agent by delivering a certified copy of the resolution of the board of directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations.
“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime”: has the meaning assigned to it in Section 10.19.
“U.S. Tax Compliance Certificate”: has the meaning assigned to it in Section 2.16(f)(iii)(C).
“Voting Stock”: with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Wholly-Owned Subsidiary”: of any Person, a Subsidiary, of which one hundred percent (100%) of the outstanding Capital Stock is owned directly by such Person or through one or more other Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.    Other Definitional Provisions.
(a)    For purposes of this Agreement, Loans may be classified and referred to by class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).
(b)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(c)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights, and (v) references to agreements or other Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Obligations as amended, supplemented, restated or otherwise modified from time to time.
(d)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(e)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
1.3.    GAAP. Notwithstanding anything to the contrary contained in the definition of “GAAP” or in the definitions of “Capitalized Lease” or “Capitalized Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
1.4.    Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.5.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof (without consideration of the occurrence of any contingency other than the passage of time), the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS
2.1.    Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Percentage Interest of the L/C Obligations then outstanding, and after giving effect to the proposed Revolving Loan and application of the proceeds thereof to the repayment of any outstanding Obligations, does not exceed the lesser of (A) the amount of such Lender’s Commitment and (B) such

Lender’s Percentage Interest of the Borrowing Base Availability. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Term Benchmark Loans, RFR Loans (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9. The Borrower shall repay all outstanding Revolving Loans on the Termination Date.
2.2.    Procedure for Revolving Loan Borrowinga.    . The Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) (1) prior to 2:00 p.m., New York City time, three (3) U.S. Government Securities Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans, or (2) in the case of an RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13), not later than 2:00 p.m., New York City time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrowing, or (b) by 12:00 noon, New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying: (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor and (iv) the location and number of the Borrower’s account to which funds are to be disbursed; provided that, if such notice is submitted through an Approved Borrower Portal, any related signature requirement may be waived at the sole discretion of the Administrative Agent. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans or (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) RFR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term Benchmark Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or by otherwise transferring such amounts as the Borrower shall direct.
2.3.    [Reserved].
2.4.    [Reserved].
2.5.    Commitment Fees, etc.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the date hereof to but excluding the last day of the Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears no later than the date that is fifteen (15) days following the last day of such quarter; provided, however, pursuant to Section 2.20, the Borrower shall not be obligated to pay a commitment fee for the account of any Defaulting Lender.
(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.6.    Termination or Reduction of Commitments. Unless previously terminated, the Commitments shall terminate on the Termination Date. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the Total Commitments (as so terminated or reduced). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.
2.7.    Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent (a) no later than 2:00 p.m., New York City time, three (3) U.S. Government Securities Business Days prior thereto, in the case of Term Benchmark Loans, (b) no later than 12:00 noon, New York City time, one (1) Business Day prior thereto, in the case of ABR Loans and (c) no later than 2:00 p.m., New York City time, five (5) U.S. Government Securities Business Days prior thereto, in the case of RFR Loans (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13), which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans, ABR Loans or RFR Loans; provided that (i) if a Term Benchmark Loan or an RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17 and (ii) if such notice is submitted through an Approved Borrower Portal, any related signature requirement may be waived at the sole discretion of the Administrative Agent. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.
2.8.    Mandatory Prepayments. If, on any date, the Outstanding Amount exceeds the Borrowing Base Availability, the Borrower shall, on such date, reduce the Outstanding Amount to an amount equal to or less than the Borrowing Base Availability.
Amounts to be applied in connection with prepayments made pursuant to this Section 2.8 shall be applied, first, to the prepayment of Revolving Loans, and second, if the aggregate principal amount of Revolving Loans then-outstanding is less than the amount of such prepayments (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance, deposit an amount in cash equal to the Minimum Collateral Amount in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The application of any prepayment of Revolving Loans pursuant to this Section 2.8 shall be made, first, to ABR Loans, and, if applicable to RFR Loans, and, second, to Term Benchmark Loans. Each prepayment of the Loans under this Section 2.8 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
2.9.    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert Term Benchmark Loans or (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) RFR Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 noon, New York City time, on the Business Day preceding the proposed conversion date; provided that (i) any such conversion of Term Benchmark Loans may only be made on the last day of an Interest Period with respect thereto and (ii) if such notice is submitted through an Approved Borrower Portal, any related signature requirement may be waived at the sole discretion of the Administrative Agent. The Borrower may elect from time to time to convert ABR Loans to (i) Term

Benchmark Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 p.m., New York City time, on the third U.S. Government Securities Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor) and (ii) RFR Loans (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) by giving the Administrative Agent prior irrevocable notice of such election no later than 2:00 p.m., New York City time, on the fifth U.S. Government Securities Business Day preceding the proposed conversion date; provided that (i) no ABR Loan or RFR Loan may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions and (ii) if such notice is submitted through an Approved Borrower Portal, any related signature requirement may be waived at the sole discretion of the Administrative Agent. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)    Any Term Benchmark Loan or (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) RFR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that (i) no Term Benchmark Loan and RFR Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations and (ii) if such notice is submitted through an Approved Borrower Portal, any related signature requirement may be waived at the sole discretion of the Administrative Agent; provided, further, that if the Borrower shall fail to give any required notice as described above or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
2.10.    Limitations on Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Term Benchmark Loans and RFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten (10) Tranches shall be outstanding at any one time.
2.11.    Interest Rates and Payment Dates.
(a)    Each Term Benchmark Loan shall bear interest during each Interest Period with respect thereto at a rate per annum equal to the ~~Adjusted~~ Term SOFR Rate determined for such Interest Period, plus the Applicable Margin.
(b)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR, plus the Applicable Margin.
(c)    Each RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) shall bear interest at a rate per annum equal to the ~~Adjusted~~ Daily Simple SOFR, plus the Applicable Margin.
(d)    (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.11, plus two percent (2%) or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans, plus two percent (2%), and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), after giving effect to any applicable grace period, such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans, plus two percent (2%), in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full.
(e)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section 2.11 shall be payable from time to time on demand.
2.12.    Computation of Interest and Fees.
(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest shall accrue for each period from and including the first day of such period but excluding the last day of such period. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a ~~Adjusted~~ Term SOFR Rate or, if applicable, the ~~Adjusted~~ Daily Simple SOFR. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).
2.13.    Inability to Determine Interest Rate. Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Adjusted~~ Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable ~~Adjusted~~ Daily Simple SOFR (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13); or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the ~~Adjusted~~ Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, ~~Adjusted~~ Daily Simple SOFR (solely if applicable after the effectiveness of a Benchmark

Replacement or otherwise pursuant to Section 2.13) will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.9 or a new borrowing request in accordance with the terms of Section 2.2, (1) any interest election request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an interest election request or a borrowing request, as applicable, for (x) an RFR Borrowing so long as the ~~Adjusted~~ Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Borrowing if the ~~Adjusted~~ Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above and (2) any borrowing request that requests an RFR Borrowing (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to this Section 2.13) shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to this Section 2.13) is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new interest election request in accordance with the terms of Section 2.9 or a new borrowing request in accordance with the terms of Section 2.2, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the ~~Adjusted~~ Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the ~~Adjusted~~ Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above, on such day, and (2) any RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to this Section 2.13), or for a conversion to or continuation of Term Benchmark Loans, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a borrowing of or conversion to (A) an RFR Borrowing so long as the ~~Adjusted~~ Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the ~~Adjusted~~ Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to this Section 2.13)

is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.13, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the ~~Adjusted~~ Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the ~~Adjusted~~ Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to this Section 2.13) shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.
2.14.    Pro Rata Treatment and Payments.
(a)    Except as set forth in Section 2.20 below, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentage Interests of the Lenders.
(b)    Except as set forth in Section 2.20 below, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.
(c)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. Except as set forth in Section 2.20 below, the Administrative Agent shall distribute such payments to each Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Term Benchmark Loans or RFR Loans (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13)) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan or RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this clause (d) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.
(e)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption and, subject to Section 2.20, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.14(d), 2.14(e), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent or the Issuing Lender for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
2.15.    Requirements of Law.
(a)    If (1) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or the Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof, (2) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued or (3) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority), in each case pursuant to Basel III, regardless of the date actually enacted, adopted or issued:
(A)    shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(B)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or the Issuing Lender; or

(C)    shall impose on such Lender or the Issuing Lender any other similar condition, cost or expense (other than taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender or such other Recipient, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining any Term Benchmark Loans participating in Letters of Credit, or to reduce any amount receivable by such Lender or the Issuing Lender or such other Recipient hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, the Issuing Lender or such other Recipient, as the case may be, upon its demand, any additional amounts necessary to compensate such Lender, the Issuing Lender or such other Recipient, as the case may be for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph (C), it shall promptly notify the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
(b)    If any Lender or the Issuing Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity adequacy or in the interpretation or application thereof or compliance by such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, including compliance with (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines, or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued and (ii) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) pursuant to Basel III, made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s, or Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, the Issuing Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, after submission by such Lender or the Issuing Lender to the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or the Issuing Lender such additional amount or amounts as will compensate such Lender, the Issuing Lender or such corporation for such reduction.
(c)    A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender or the Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.15 for any amounts incurred more than six months prior to the date that such Lender or the Issuing Lender notifies the Borrower of such Lender’s or the Issuing Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16.    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.
(c)    The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register and (iii) any Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    A Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the

Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B) and (ii)(D) of this Section 2.16) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(f)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(i)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(ii)    any Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed copies of IRS Form W-8ECI;
(C)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(D)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(iii)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(iv)    If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA and the rules and regulations promulgated pursuant thereto if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    The agreements in this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(i)    For purposes of this Section 2.16, the term “Lender” includes an Issuing Lender and the term “applicable law” includes FATCA.
2.17.    Indemnity(b)    . (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7 and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.17(a) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)    With respect to RFR Loans (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13), in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7 and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.17(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
2.18.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16(a).
2.19.    Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.15 or 2.16(a), (b) is a Defaulting Lender, or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16(a), (iv) the replacement Lender shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement (it being understood that, upon receipt by such replaced Lender of all amounts owing to it, such replaced Lender shall be deemed to have assigned its Commitment to the replacement Lender pursuant to a form of Assignment and Assumption in accordance with the provisions of Section 10.6), (v) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Term Benchmark Loan or any RFR Loan (solely if applicable after the effectiveness of a Benchmark Replacement or otherwise pursuant to Section 2.13) owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement Lender shall be an Eligible Assignee reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
2.20.    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Voting. Such Defaulting Lender shall not be entitled to vote on any matter requiring the consent or approval of all Lenders or the Required Lenders, and the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided that (a) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (b) the Commitment of such Defaulting Lender may not be increased without the consent of such Defaulting Lender, Administrative Agent and Borrower.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the

Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.11; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.11; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees:
(A)    No Defaulting Lender shall be entitled to receive any commitment fee contemplated by Section 2.5(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive any fees pursuant to Section 3.4 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage Interest of the stated amount of Letters of Credit for which the Defaulting Lender has provided Cash Collateral pursuant to Section 2.20(a)(ii).

(C)    With respect to any fees pursuant to Section 3.4 not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentage Interests (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate credit exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 3.11.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)    If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.
2.21.    Increase in Commitments. The Borrower may, at its option, at any time or from time to time after the Third Amendment Effective Date but prior to the Termination Date, increase the Total Commitments by up to $~~135,000,000~~100,000,000 (the “Commitment Increase”) to an aggregate principal amount not to exceed $~~400,000,000~~625,000,000 by requesting the existing Lenders or new lenders to commit to any such Commitment Increase; provided that: (i) no Lender shall be required to commit to any such increase; (ii) such increase shall be in an amount equal to at least $10,000,000 (or such lesser amount as agreed by the Administrative Agent) or a whole multiple of $1,000,000 in excess thereof; (iii) no such increase shall become effective unless at the time thereof and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing, (B) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided, further, that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects and (C) the Administrative Agent shall have received a certificate from Borrower to the effect of sub-clauses (A) and (B) of clause (iii); and (iv) no new lender shall become a Lender pursuant to this Section 2.21 unless such lender is an Eligible Assignee and the Administrative Agent and each Issuing Lender shall have given its prior written consent; provided, further, that such prior written consent shall (1) not be unreasonably withheld, conditioned or delayed and (2) only be required to the extent such consent would be required in connection with the assignment of Loans or Commitments to such new lender pursuant to Section 10.6. The Borrower shall be entitled to pay upfront or other fees to such lenders who extend credit pursuant to this Section 2.21 as the Borrower and such lenders may agree. Such increases in the Commitments shall become effective on the date (each such date, an “Increased Facility Closing Date”) specified in an activation notice delivered to the Administrative Agent no less than ten (10) Business Days prior to the effective date of such notice specifying the amount of the increase and the effective date thereof (or such earlier date as may be agreed by the Administrative Agent in its sole discretion). Each new lender that provides any part of any such increase in the Commitments (a “New Lender”) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit E, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. Unless otherwise agreed by Administrative Agent, on each Increased Facility Closing Date, Borrower shall borrow Revolving Loans under the relevant increased Commitments from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan (and, in the case of Term Benchmark Loans, of each Tranche) which would then have been outstanding from such Lender if (x) each such Type or Tranche had been borrowed or effected on such Increased Facility Closing Date and (y) the aggregate amount of each such Type or Tranche requested to be so borrowed or effected had been proportionately increased, and, if applicable in connection with such increased Commitments, Borrower shall pay all amounts due under Section 2.17. The Relevant Rate applicable to any Term Benchmark Loan borrowed pursuant to the preceding sentence shall equal the Relevant Rate then applicable to the Term Benchmark Loans of the other Lenders in the same Tranche (or, until the expiration of the then-current Interest Period, such other rate as shall be agreed upon between Borrower and the relevant Lender).

SECTION 3.    LETTERS OF CREDIT
3.1.    General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Lender to issue letters of credit (“Letters of Credit”) as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Lender, at any time and from time to time during the Commitment Period; provided that, for the avoidance of doubt, Goldman Sachs Lending Partners LLC shall not be obligated to issue commercial letters of credit.
3.2.    Notice of Issuance, Amendment, Extension; Certain Conditions(a)    . To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective Issuing Lender) to an Issuing Lender selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.3), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the respective Issuing Lender and using such Issuing Lender’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (A) the L/C Obligations would not exceed the L/C Sublimit and (B) such Issuing Lender’s Percentage Interest of L/C Obligations when aggregated with such Issuing Lender’s Percentage Interest of outstanding Revolving Loans would not exceed such Issuing Lender’s Commitment, (ii) the aggregate amount of the Available Commitments would not be less than zero, and (iii) the Borrowing Base Availability, minus the Outstanding Amount would not be less than zero. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Lender with the consent of such Issuing Lender; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Lender if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iii) above shall not be satisfied.
An Issuing Lender shall not be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender shall prohibit, or require that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing

Lender any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Lender in good faith deems material to it; or
(ii)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.
3.3.    Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Lender to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one year after such extension) and (ii) the date that is five (5) Business Days prior to the Termination Date.
3.4.    Fees and Other Charges.
(a)    The Borrower will pay a fee on the undrawn portion of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Term Benchmark Loans, shared ratably among the Lenders and payable quarterly in arrears on calendar quarters no later than the date that is fifteen (15) days following the last day of such calendar quarter. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee equal to the greater of (x) $500 and (y) 0.125% per annum on the aggregate undrawn and unexpired amount of each Letter of Credit issued by it, payable quarterly in arrears on calendar quarters no later than the date that is fifteen (15) days following the last day of such calendar quarter after the issuance date.
(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
3.5.    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Percentage Interest of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Lender, such Lender’s Percentage Interest of each L/C Disbursement made by such Issuing Lender and not reimbursed by the Borrower on the date due as provided in Section 3.6, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Termination Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 3.5 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.
3.6.    Reimbursement. If an Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., New York City time, on the date that such L/C Disbursement is made, if the Borrower shall have received notice of such L/C Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such payment be financed with an ABR Borrowing in an equivalent amount, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Percentage Interest thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Percentage Interest of the payment then due from the Borrower, in the same manner as provided in this Agreement with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 3.6, the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that Lenders have made payments pursuant to this Section 3.6 to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this to this Section 3.6 to reimburse an Issuing Lender for any L/C Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
3.7.    Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in Section 3.6 of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect,(iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

3.8.    Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment if such Issuing Lender has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such L/C Disbursement.
3.9.    Interim Interest. If the Issuing Lender for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to Section 3.6, then Section 2.11(d) shall apply. Interest accrued pursuant to this Section 3.9 shall be for the account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.6 to reimburse such Issuing Lender for such L/C Disbursement shall be for the account of such Lender to the extent of such payment.
3.10.    Replacement and Resignation of an Issuing Lender1.    . (i) An Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to this Agreement. From and after the effective date of any such replacement, (x) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.
    (ii)    Subject to the appointment and acceptance of a successor Issuing Lender, any Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Lender shall be replaced in accordance with Section 3.10(i) above.
3.11.    Cash Collateralization2.    . If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 3.11, the Borrower shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Collateral Account”), an amount in cash equal to 105% of the L/C Obligations as of such date, plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8(f). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or Section 3.3, if any L/C Obligations remain outstanding after the expiration date specified in said Section 3.3, the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such L/C Obligations as of such date, plus any accrued and unpaid interest thereon.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Lender for L/C Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
3.12.    Letters of Credit Issued for Account of Subsidiaries3.    . Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Lender hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit.  The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
SECTION 4.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent, the Issuing Lender and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, the Issuing Lender and each Lender that:
4.1.    Financial Statement. Borrower has furnished to Lenders that are parties this Agreement on the Closing Date a copy of the Form 10-K of the Loan Parties and their Subsidiaries for the periods ended September 31, 2020 and September 30, 2021 and the Form 10-Q of Loan Parties and their Subsidiaries for the periods ended December 31, 2021, March 31, 2022 and June 30, 2022; it being understood that such financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online on the SEC website, SEC.gov) shall be deemed to have been provided by the Borrower. The financial statements and the notes thereto included in such Form 10-Ks and such Form10-Qs fairly present in all material respects the consolidated financial position of Loan Parties and their Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the periods then ended, all in conformity with GAAP.
4.2.    No Material Adverse Change. There has been no material adverse change in the financial condition of Loan Parties and their Restricted Subsidiaries, taken as a whole, since September 30, 2021.
4.3.    Organization, Powers, and Capital Stock. Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its contracts and other rights and to avoid any penalty or forfeiture except in each case to the extent of omissions that would not have a Material Adverse Effect.
4.4.    Authorization; and Validity of this Agreement; Consents; etc.
(a)    Each of the Loan Parties has the power and authority to execute and deliver this Agreement, the Notes, the Guarantee Agreement and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the Notes and by each of the Loan Parties of the Guarantee Agreement and the other Loan Documents to which it is a party and its performance of its obligations hereunder and thereunder and any and all actions taken by the Loan Parties (i) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (ii) will not violate or be in conflict with (A) in any material respect, any provisions of law (including, without limitation, any applicable usury or similar law), (B) in any material respect, any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt Securities of the Borrower have been issued), except in each case where such violation, conflict or breach would not reasonably be expected to have a Material Adverse Effect, and (iv) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes, the Guarantee Agreement and the other applicable Loan Documents has been duly executed and delivered by the applicable Loan Parties. The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(b)    None of the Loan Parties nor any of their Subsidiaries is a party to any agreement or instrument or is subject to any charter or other restrictions that could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to have a Material Adverse Effect.
(c)    No order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of the Credit Agreement, the Notes, the Guarantee Agreement or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect.
4.5.    Compliance with Laws and Other Requirements. The Loan Parties and their Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it, including, without limitation, Environmental Laws, regulations of the Board, the Federal Interstate Land Sales Full Disclosure Act, the Florida Land Sales Act or any comparable statute in any other applicable jurisdiction. None of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or any applicable federal, state and local health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
4.6.    Litigation. Except as disclosed in Borrower’s Current Reports on Form 8-K, quarterly reports on Form 10-Q or Annual Reports on Form 10-K, there is no action, suit, Proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened (in writing) against or affecting the Loan Parties or any of their Subsidiaries (a) with respect to this Agreement, the Notes, the Guarantee Agreement, any other Loan Document or the transactions contemplated hereby or (b) which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect.
4.7.    No Default. No event has occurred and is continuing that is a Default or an Event of Default.
4.8.    Title to Properties. Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Property Inventory owned by it, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business or which are classified as real estate not owned under GAAP. All such Real Property Inventory and other assets owned by the Loan Parties are free and clear of all mortgages, Liens, charges and other encumbrances (other than Permitted Liens).
4.9.    Tax Liability. The Loan Parties and their respective Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate Proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.10.    Regulations U and X; Investment Company Act.
(a)    Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Loan Parties and their Subsidiaries on a consolidated basis which are subject to any limitation on sale, pledge, or other restriction hereunder.
(b)    No part of the proceeds of any extensions of credit hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board. No part of the proceeds of any extensions of credit hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.
(c)    None of the Loan Parties nor any of their Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.11.    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the application provisions of ERISA, the Code and other Federal or state laws. Except as could not reasonably be expected to result in a Material Adverse Effect, (i) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, and (ii) each Loan Party and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except as could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
4.12.    Subsidiaries; Joint Ventures. As of the Closing Date, Schedule 4.12 contains a complete and accurate list of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation, (iii) the number of shares of its Capital Stock outstanding, and (iv) the number and percentage of its shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (iii) the number and percentage of its shares of Capital Stock owned by the Borrower and/or by any other Subsidiary. All the outstanding shares of Capital Stock of each Subsidiary of the Borrower are validly issued, fully paid and non-assessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Subsidiary owned by the Borrower or another Subsidiary as specified in Schedule 4.12 are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens. Neither the Borrower nor any other Loan Party owns of record or beneficially any shares of the Capital Stock or other equity interests of any Subsidiary that is not a Guarantor, except Excluded Subsidiaries.
4.13.    Environmental Compliance. No Hazardous Substances in violation of any Environmental Laws, or in amount or condition that would reasonably be expected to result in liability under any Environmental Laws, are present upon any of the Real Property Inventory owned by any of the Loan Parties or any of their Subsidiaries or any Real Property Inventory which is encumbered by any mortgage held by any of the Loan Parties or any of their Subsidiaries, and none of the Loan Parties nor any of their Subsidiaries has received any notice to the effect that any of the Real Property Inventory owned by any of the Loan Parties or any of their Subsidiaries or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any action, suit, Proceeding relating to any remedial action, or any federal or state investigation evaluating whether any remedial action is needed, to respond to a release of any Hazardous Substance into the environment which non-compliance, presence or remedial action could be reasonably expected to have a Material Adverse Effect.
4.14.    No Misrepresentation. No representation or warranty by any Loan Party made under this Agreement and no certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain, when taken as a whole, a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not materially misleading (after giving effect to all supplements and updates thereto from time to time); provided that with respect to any management projections, budgets, estimates and other forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
4.15.    Solvent. Loan Parties and their Subsidiaries on a consolidated basis are Solvent.
4.16.    Foreign Direct Investment Regulations. Neither the making of the Loans or advances of credit nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by any Loan Party of any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order, or direction of the Secretary of Commerce thereunder.
4.17.    Relationship of the Loan Parties. The Loan Parties are engaged as an integrated group in the business of owning, developing and selling Real Property Inventory and of providing the required services, credit and other facilities for those integrated operations. The Loan Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Loans and other advances of credit to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Loan Parties, and the Loan Parties expect to derive benefit, directly or indirectly, from the Loans and other advances, both individually and as a member of the integrated group, since the financial success of the operations of the Loan Parties is dependent upon the continued successful performance of the integrated group as a whole.
4.18.    Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties and their Subsidiaries operate.
4.19.    Foreign Asset Control Regulations. Neither the execution and delivery of the Loan Documents by Borrower or any Loan Party nor the use of the proceeds of any Loan or any extension of credit, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the generality of the foregoing, none of the Borrower, any Loan Party nor any of their respective subsidiaries (a) are or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage or will engage in any dealings or transactions or be otherwise associated with any such blocked person.
4.20.    Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. No claim has been asserted and is pending against the Borrower or any of its Restricted Subsidiaries challenging or questioning the ownership, use, validity or enforceability of any such IP Rights, except as would not reasonably be expected to have a Material Adverse Effect.
4.21.    Subordinated Debt. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt, which outstanding Subordinated Debt as of the Closing Date is identified in Schedule 4.21.
4.22.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
4.23.    Disclosure. As of the Closing Date, the information included in the Beneficial Ownership Certification provided by Borrower to the Administrative Agent or any Lender is true and correct in all respects.
4.24.    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
SECTION 5.    CONDITIONS PRECEDENT
5.1.    Conditions to Initial Extension of Credit. The effectiveness of this Agreement the agreement of each Lender (including the Issuing Lenders) to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
(a)    Credit Agreement; Guarantee and Notes. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower and each Lender listed on Schedule 1.1A, which shall be in full force and effect, (ii) the Guarantee Agreement, executed and delivered by each Guarantor, which shall be in full force and effect, and (iii) Notes, if requested, payable to each requesting Lender and its registered assigns, which shall be in full force and effect.
(b)    Financial Statements. The Lenders shall have received (i) Form 10-K for the Borrower and its Subsidiaries filed for each of the fiscal years ended September 30, 2020 and September 30, 2021 (which financial statements shall be deemed delivered when filed with the SEC) and (ii) Form 10-Q for the Borrower and its Subsidiaries filed for each of the fiscal quarters ended December 31, 2021, March 31, 2022 and June 30, 2022 (which financial statements shall be deemed delivered when filed with the SEC).
(c)    Fees. The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) on or before the Closing Date.
(d)    Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received following supporting documents with respect to the Borrower and the other Loan Parties: (i) a copy of its certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable) certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State (or similar governmental authority) of its state of incorporation or formation; (ii) a certificate of that Secretary of State (or similar governmental authority), dated as of a date reasonably close to the Closing Date, as to its existence and (if available) good standing; (iii) a certificate of the Secretary of State (or similar governmental authority) of each jurisdiction, other than its state of incorporation or formation, in which it is qualified as a foreign corporation, limited liability company or other entity (as applicable), as to such qualification, unless any failure to be so qualified in such jurisdiction could not reasonably be expected to result in a Material Adverse Effect; (iv) a copy of its by-laws, partnership agreement or operating agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its by-laws, partnership agreement or operating agreement (as applicable) in effect on the Closing Date; (v) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Agreement; (vi) a copy of resolutions of its Board of Directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such Board of Directors, or other appropriate resolutions or consents of, its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Closing Date, authorizing the execution and delivery by it of this Agreement and any Notes, Guarantee Agreement and other Loan Documents delivered on the Closing Date to which it is a party and the performance by it of all its obligations thereunder; and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.
(e)    Legal Opinions. The Administrative Agent shall have received a favorable legal opinion of (i) King & Spalding LLP, counsel to the Borrower and its Subsidiaries and (ii) ~~Keith L. Belknap~~Michael A. Dunn (or his successor), as General Counsel of the Borrower. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(f)    Representations and Warranties; No Defaults. (i) (a) the representations and warranties of the Borrower contained in Section 4 hereof are correct and accurate in all material respects on and as of the Closing Date as though made on and as of the Closing Date; provided that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (b) no event has occurred and is continuing which constitutes an Event of Default or Default hereunder as of the Closing Date, or after giving effect to any extension of credit on the Closing Date and (ii) the Administrative Agent shall have received certificates signed by a Responsible Officer of the Borrower certifying as to the foregoing.
(g)    Compliance Certificate; Borrowing Base Certificate. The Administrative Agent shall have received, no later than seven (7) days prior to the Closing Date (or such lesser period of time as the Administrative Agent may agree in its sole discretion), delivery of (i) a Compliance Certificate, substantially in the form of Exhibit B, as of June 30, 2022, and (ii) a Borrowing Base Certificate, substantially in the form of Exhibit C, as of June 30, 2022, with customary supporting documentation and supplemental reporting.
(h)    KYC/Beneficial Ownership. (i) The Administrative Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) at least five (5) days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(i)    No Proceeding or Litigation; No Injunctive Relief. No action, suit or Proceeding before any arbitrator or any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced and no action, suit, Proceeding or investigation by any Governmental Authority shall have been threatened (in writing), against the Borrower or any Subsidiary of the Borrower or any of the officers, directors or managers of the Borrower or any Subsidiary of the Borrower, seeking to restrain, prevent or change the transactions contemplated by this Agreement in whole or in part or questioning the validity or legality of the transactions contemplated by this Agreement or seeking damages in connection with such transactions.
(j)    Consents, Licenses Approvals, etc. All governmental and third party consents, licenses and approvals necessary or, in the discretion of the Administrative Agent, advisable in accordance with the transactions contemplated hereby and the continuing operations of the Borrower and its Subsidiaries (including shareholder approvals, if any) shall have been obtained on reasonably satisfactory terms and be in full force and effect.
(k)    Solvency Certificate. The Administrative Agent shall have received a duly executed Solvency Certificate.
(l)    No Material Adverse Change. There shall not have occurred any event, condition, situation or status since September 30, 2021 that has had or could reasonably be expected to result in a material adverse change in the consolidated financial condition or business or operations of the Borrower and its Restricted Subsidiaries.

(m)    Termination of Existing Credit Agreement. The Administrative Agent shall have received evidence, in the form of a customary payoff letter satisfactory to it, that substantially concurrently with the execution of this Agreement (a) the Existing Credit Agreement has been terminated (and the commitment of each financial institution to make loans and other extensions of credit pursuant to the Existing Credit Agreement shall have been terminated in full), (b) all outstanding Indebtedness and other obligations and amounts owing thereunder have been paid in full, and (c) all guarantees and security interests granted in connection with the Existing Credit Agreement have been terminated and, other than as set forth on Schedule 6.10, released.
(n)    Additional Documents. Such other agreements, instruments and documents as the Administrative Agent, its counsel or any Lender may reasonably request.
5.2.    Conditions to Each Extension of Credit. The agreement of each Lender (including any Issuing Lender) to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:
(a)    Borrowing Request. The Administrative Agent shall have received notice of the Borrower’s request for Revolving Loans as provided in Section 2.2 or the Borrower’s request for the issuance of a Letter of Credit as provided in Section 3.2.
(b)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except any representations and warranties which are qualified by materiality or reference to Material Adverse Effect, shall be correct and accurate in all respects) on and as of such date as if made on and as of such date; provided that if any such representations and warranties are expressly made only as of a prior date, such representations and warranties shall be true and correct in all material respects (or all respects, as applicable) as of such prior date.
(c)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(d)    Availability. If, after giving effect to such Loan or Letter of Credit, the Borrowing Base Availability is less than the Outstanding Amount, Borrower shall, on such date, reduce the Outstanding Amount by an amount at least equal to such deficiency.
(e)    Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate for the most recently ended month for which a Borrowing Base Certificate is required to have been delivered pursuant to Section 6.1(l), showing the Borrowing Base Availability after giving pro forma effect to such Loan or Letter of Credit.
Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6.    AFFIRMATIVE COVENANTS
The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent obligations (such as indemnities or increased costs) as to which no claim bas been asserted) is owing to any Lender, any

Issuing Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each Loan Party to:
6.1.    Reporting Requirements. The Borrower shall maintain a standard system of accounting established and administered in accordance with GAAP and shall cause to be delivered to the Administrative Agent (for prompt distribution by the Administrative Agent to Lenders):
(a)    as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending September 30, 2022), a consolidated balance sheet of the Loan Parties and their Subsidiaries as of the end of that fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by Deloitte & Touche LLP or another firm of independent certified public accountants of similar recognized standing selected by the Borrower and acceptable to the Administrative Agent (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower’s independent certified public accountants); the financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;
(b)    as soon as available and in any event within 45 days after the end of each of the first three quarters, of each fiscal year of the Borrower, a consolidated balance sheet of the Loan Parties and their Subsidiaries as of the end of that quarter, and the related consolidated statement of operations and cash flows of the Loan Parties and their Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by an Authorized Financial Officer of the Borrower; the financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;
(c)    (x) concurrently with the delivery of the financial statements described in subsection (a) above, to the extent such accountants issue such letters, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default has occurred, or if such Event of Default has occurred, specifying the facts with respect thereto, (y) concurrently with the delivery of the financial statements described in subsection (a) or (b) above, a certificate signed by the Chief Executive Officer, President or Executive Vice President and an Authorized Financial Officer of the Borrower to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Default, or if such Event of Default or Default has occurred, specifying the facts with respect thereto and any action taken or proposed to be taken with respect thereto, and (z) concurrently with the delivery of the financial statements described in subsection (a) or (b) above, a certificate of an Authorized Financial Officer of the Borrower including, with respect to such financial statements, any adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(d)    within 90 days after the beginning of each fiscal year of the Borrower (commencing with the fiscal year beginning October 1, 2023, a projection, in reasonable detail and in form and substance satisfactory to the Administrative Agent, on a quarterly basis, of the earnings, cash flow, balance sheet and covenant calculations (with assumptions for all of the foregoing) of the Loan Parties and their Subsidiaries for that fiscal year;

(e)    promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended) filed by the Borrower with or furnished to any securities exchange or any governmental authority or commission, except material filed with or furnished to governmental authorities or commissions relating to the development of Real Property Inventory in the ordinary course of the business of the Loan Parties and which does not relate to or disclose any Material Adverse Effect; the reports and financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under these reporting requirements;
(f)    as soon as available and in any event within 90 days after the end of the fourth quarter of each fiscal year for the Joint Ventures, a statement of earnings, assets, liabilities and net worth, indicating Borrower’s and each Loan Party’s pro rata share thereof, in the form attached as Schedule 6.1(f);
(g)    the following reports: within 45 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter ending December 31, 2022 and fiscal year ending September 30, 2022), a report which shall include the information and calculations provided for in the Compliance Certificate attached to this Agreement, which shall be in reasonable detail and in form and substance satisfactory to the Administrative Agent, with calculations indicating whether the Borrower is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of the financial covenants in Section 7.1 of Borrower and the Loan Parties (the reports furnished pursuant to this subsection (g) shall each be certified to be true and correct by an Authorized Financial Officer of the Borrower);
(h)    as soon as possible and in any event within 30 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;
(i)    as soon as possible and in any event within 10 days after receipt thereof by any of the Loan Parties or any of their Subsidiaries, a copy of (i) any notice or claim to the effect that any of the Loan Parties or of their Subsidiaries is or may be liable to any Person as a result of the release by any of the Loan Parties, any of their Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by any of the Loan Parties or any of their Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;
(j)    concurrently with the quarterly financial statements described in subsection (b) above (or such later date as the Administrative Agent may agree in its sole discretion) following the end of any quarter in which there occurred an event that requires a Subsidiary that is not then a Guarantor to become a Guarantor under this Agreement (as described in Section 6.7 below) (or at any time that the Borrower may elect to cause any other Subsidiary to be a Guarantor), the Borrower shall deliver to the Administrative Agent (i) a supplemental guaranty, substantially in the form provided for in the Guarantee Agreement, executed by a duly authorized officer of such Subsidiary; (ii) a copy of the certificate of incorporation or other organizational document of such Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation; (iii) representations and warranties from

Borrower regarding such Guarantor’s formation, authority, execution, delivery, non-contravention and enforceability of the supplemental guaranty as are delivered by the Borrower and Loan Parties at the Closing Date and (iv) such other documents and instruments as Administrative Agent may reasonably require, including appropriate favorable opinions of counsel to such Person in form, content and scope reasonably satisfactory to Administrative Agent;
(k)    such supplements to the aforementioned documents and additional information and reports as the Administrative Agent or any Lender may from time to time reasonably require and information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and
(l)    as soon as available, but in any event within twenty (20) days after the end of each calendar month, a Borrowing Base Certificate, certified by an Authorized Financial Officer of the Borrower, showing the calculation of the Borrowing Base and Borrowing Base Availability as of the last day of such month, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
6.2.    Payment of Taxes and Other Potential Liens. Pay and discharge or cause to be paid and discharged promptly all material taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, or result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.2 if any Loan Party shall fail to perform any such obligation or to pay any such tax, assessment, governmental charge or levy which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided in conformity with GAAP.
6.3.    Preservation of Existence. Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing herein shall be deemed to prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 7.3. The Borrower will, and will cause each Restricted Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Loan Parties and their Subsidiaries shall at all times be the acquisition, development and sale of real estate assets and ancillary and complementary businesses thereto.
6.4.    Maintenance of Properties. Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Loan Parties which are of a character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Property Inventory encumbered by mortgages securing mortgage loans made by any Loan Party, to the extent normally required by prudent mortgagees, and all Real Property Inventory which is the subject of an equity investment by any Loan Party, to the extent normally carried by prudent builder-developers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those

Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party, and (c) such other insurance as may be required by law, in each case, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Upon the request of the Administrative Agent, the Borrower will furnish to the Lenders full information as to the insurance carried.
6.5.    Access to Premises and Books. At all reasonable times and as often as any Lender may reasonably request, permit authorized representatives and agents (including accountants) designated by that Lender to (a) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Loan Parties and their Subsidiaries with, and to be advised as to the same by, their respective officers and directors.
6.6.    Notices. Give prompt written notice to the Administrative Agent (who promptly shall furnish the same to the Lenders) of (a) any Proceeding instituted by or against the Borrower or any of the Loan Parties in any federal or state court or before any commission or other regulatory body, federal, state or local or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on any Loan Party, (b) any other event which could reasonably be expected to lead to or result in a Material Adverse Effect, (c) the occurrence of any Default or Event of Default and (d) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
6.7.    Addition and Removal of Guarantors. Give the Administrative Agent prompt written notice of the formation or acquisition of any Restricted Subsidiary or of any Subsidiary ceasing to be an Excluded Subsidiary. Each such (x) newly formed Restricted Subsidiary (to the extent such Restricted Subsidiary is not an Excluded Subsidiary) and (y) Restricted Subsidiary that has ceased to be an Excluded Subsidiary shall be required to become a Guarantor in accordance with the terms set forth in Section 6.1(j).
Notwithstanding anything to the contrary, if at any time or from time to time any event results in a Change in Status of a Guarantor, the Borrower shall deliver notice thereof to the Administrative Agent, including a reasonably detailed description of the Change in Status and a statement of the effective date of the Change in Status (such written notice, a “Change in Status Notice”). Such notice shall be delivered no later than 45 days after the end of the fiscal quarter during which such Change in Status occurs; provided, however, that with respect to any Change in Status occurring during the last quarter of Borrower’s fiscal year, such notice shall be delivered no later than 90 days after the end of such final fiscal quarter. Each Change in Status event shall be effective as of the effective date requested in such Change in Status Notice, automatically, without any further action by any party to this Agreement, and upon the requested effective date included in the Change in Status Notice, the Subsidiary that is or was subject to such Change in Status shall no longer be a Guarantor and shall be released from the Guarantee Agreement so long as, (x) no Default or Event of Default shall have occurred and be continuing or shall result therefrom, (y) the Guarantor is released from its guarantee(s) under all other Indebtedness ranking pari passu with the Obligations (other than by reason of payment under such guarantees) and (z) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer stating that all conditions precedent provided for in this Section 6.7 have been complied with and that such release is authorized and permitted under this Agreement.
6.8.    Compliance with Laws and Other Requirements. Promptly and fully comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Loan Parties, their Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board, the Federal Interstate Land Sales Full Disclosure Act, ERISA, the Florida Land Sales Act or any similar statute in any applicable jurisdiction, in each case, the violation of which would have a Material Adverse Effect on any Loan Party. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.9.    Use of Proceeds. Use and cause to be used the proceeds of the Loans and other extensions of credit for working capital and general corporate purposes of the Borrower and its Restricted Subsidiaries in the ordinary course of business, including, subject to Section 7.8, to repay or prepay Indebtedness. The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.10.    Certain Post-Closing Obligations. Within the time periods after the Closing Date specified in Schedule 6.10 or such later date as the Administrative Agent agrees in its reasonable discretion, the Borrower shall deliver the documents and take the actions specified on Schedule 6.10.
SECTION 7.    NEGATIVE COVENANTS
The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount (other than contingent obligations (such as indemnities and increased costs) as to which no claim bas been asserted) is owing to any Lender, the Issuing Lender or the Administrative Agent hereunder:
7.1.    Financial Condition Covenants. The Borrower shall not,
(a)    Maximum Leverage Ratio. As of the end of each fiscal quarter, permit the Leverage Ratio to exceed sixty percent (60%).
(b)    Minimum Liquidity Test. Fail to maintain Liquidity in an amount not less than the Minimum Liquidity Amount.
(c)    Minimum Interest Coverage Ratio: ~~(a) Prior to the end of the fiscal quarter of the Borrower ending on December 31, 2025, as of the end of each fiscal quarter of the Borrower, fail to maintain an Interest Coverage Ratio greater than 1.50:1.00 and (b) thereafter,~~ As of the end of each fiscal quarter of the Borrower (commencing with the fiscal quarter of the Borrower ending on December 31, 2025), fail to maintain at least one of either (x) an Interest Coverage Ratio greater than 1.50:1.00 or (y) an amount of Unrestricted Cash held by the Loan Parties and their consolidated Subsidiaries in an amount not less than the Consolidated Interest Incurred for the twelve months ended on such date.
(d)    Minimum Net Worth Test. Fail to maintain minimum Consolidated Tangible Net Worth of at least (a) $~~770,012,600~~825,204,800, plus (b) the sum of (i) 50% of the cumulative Consolidated Net Income of each fiscal quarter where net income is positive, of the Loan Parties and their Restricted Subsidiaries from and after January 1, ~~2024~~2026, plus (ii) 50% of the net proceeds from any equity offerings of Borrower (other than offerings of Disqualified Stock), in each case, from and after ~~First Amendment Effective Date~~January 1, 2026.
7.2.    Liens and Encumbrances. The Borrower shall not, nor shall it permit any other Loan Party to, grant or suffer or permit to exist any Liens on any of its rights, properties or assets other than Permitted Liens.

7.3.    Limitation on Fundamental Changes; Sale of Assets.
(a)    The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, do any of the following:
(i)    sell, assign, license, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any material portion of its assets (whether now owned or hereafter acquired) (including, in each case, by way of a Division), except (A) for the sale or other disposition of inventory in the ordinary course of business, (B) dispositions, sales, or assignments of properties (including a bulk sale of properties held in a geographic region) relating to restructuring or withdrawal from one or more geographic regions; provided that the fair value of such dispositions, sales or transfers in this clause (B) does not exceed in any twelve (12) consecutive months 15% of Consolidated Tangible Net Worth (determined as of the last day of the most recently ended fiscal quarter for which financial statements are available), (C) the sale and leaseback of Model Units, and (D) unless an Event of Default shall have occurred and be continuing and the Administrative Agent has provided written notice to the Borrower that it is prohibiting the transactions otherwise permitted under this clause, (1) any sale or other disposition of Cash Equivalents or obsolete or worn out equipment, in each case, in the ordinary course of business (as reasonably determined by the Borrower) and (2) the sale or other disposition of assets, including Real Property Inventory, no longer used or useful in the conduct of business of the Borrower or any of its Restricted Subsidiaries;
(ii)    merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it or consummate a Division as the Dividing Person;
(iii)    dissolve, liquidate or wind up its business by operation of law or otherwise; or
(iv)    distribute to the stockholders of the Borrower any Capital Stock of any Subsidiary that is a Guarantor; provided, however, that any Subsidiary or any other Person may merge into or consolidate with, consummate a Division, or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with, consummate a Division, or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) in the case of a Subsidiary that is not a Loan Party, such Subsidiary is merging or consolidating with any Subsidiary that is not a Loan Party, (4) in the case of a Division of a Subsidiary that is an LLC and such Subsidiary is the Dividing Person, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would not otherwise result in a disposition prohibited by Section 7.3(a)(i) above, (5) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (6) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) a default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such

Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.
(b)    Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, acquire another Person (or all or substantially all of the assets of such Person or of a business unit of such Person) unless (i) the primary business of such Person is engaging in homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof and (ii) such acquisition shall not be undertaken by means of a hostile takeover, hostile tender offer or other similar hostile transaction.
Nothing contained in this Section 7.3, however, shall restrict any sale or other disposition of assets among the Loan Parties and their Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement.
7.4.    Permitted Investments. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, make any Investment or otherwise acquire any interest in any Person, except:
(a)    Investments in or loans or advances to (i) the Borrower and (ii) any Wholly-Owned Subsidiary of the Borrower that is a Guarantor;
(b)    Cash Equivalents (including Permitted Investments);
(c)    receivables owing to Borrower or any Guarantor if created or acquired in the ordinary course of business;
(d)    lease, utility and other similar deposits in the ordinary course of business;
(e)    Investments made by Borrower or any Guarantor for consideration consisting only of Capital Stock of the Borrower (other than Disqualified Stock);
(f)    guarantees of performance obligations in the ordinary course of business;
(g)    Investments outstanding on the Closing Date, as set forth on Schedule 7.4;
(h)    Investments permitted by Section 7.3(b);
(i)    Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies;
(j)    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(k)    Investments or securities received in settlement of debts owing to Borrower or any Guarantor in the ordinary course of business;
(l)    loans to employees, agents, customers or suppliers in the ordinary course of business not to exceed $5,000,000 in the aggregate at any time outstanding;

(m)    Investments in Persons that are in the business of homebuilding, land acquisition or land development businesses and businesses that are reasonably related thereto or reasonable extensions thereof not to exceed in the aggregate amount outstanding at any time 20% of Consolidated Tangible Net Worth;
(n)    Investments in Subsidiaries that are not Guarantors or in Joint Ventures (including guarantees of Indebtedness and other obligations of Joint Ventures or Subsidiaries that are not Guarantors) in an aggregate amount at any time outstanding not to exceed 5% of Consolidated Tangible Net Worth; and
(o)    other Investments in the aggregate amount not to exceed $20,000,000 at any time outstanding.
7.5.    No Margin Stock. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, use or permit to be used any of the proceeds of the Loans or other extensions of credit hereunder to purchase or carry any “margin stock” (as defined in Regulation U).
7.6.    Burdensome Agreements. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any Contractual Obligation that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure its obligations under the Loan Documents to which it is a party; provided, however, that this clause (iii) shall not prohibit the requirement of granting a pari passu Lien in favor of any holder of any public Indebtedness if the Obligations hereunder are required to be secured; provided, further, however, the foregoing shall not apply to (v) restrictions imposed by law or this Agreement, (w) customary restrictions and conditions contained in agreements relating to a sale of a Subsidiary or all or substantially all of its assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (x) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer or encumbrance of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person, (y) customary restrictions or conditions imposed by any agreement relating to any secured Indebtedness permitted to be incurred hereunder; provided that such restrictions or conditions apply only to the property or assets securing such secured Indebtedness, or the proceeds thereof and (z) with respect to clause (iii), customary provisions in leases restricting the assignment thereof.
7.7.    [Reserved].
7.8.    Prepayment of Indebtedness. If a Default has occurred and is continuing or an acceleration of the indebtedness under this Agreement has occurred, the Borrower shall not voluntarily prepay, or permit any Guarantor voluntarily to prepay, the principal amount, in whole or in part, of any Indebtedness other than (a) Indebtedness owed to each Lender hereunder, (b) Indebtedness which ranks pari passu with the Indebtedness incurred under this Agreement which is or becomes due and owing whether by reason of acceleration or otherwise and (c) Indebtedness which is exchanged for, or converted into, Capital Stock other than Disqualified Stock (or securities to acquire Capital Stock other than Disqualified Stock) of the Borrower.
7.9.    Pension Plan. The Borrower shall not enter into, maintain or make contributions to, or permit any Subsidiary to enter into, maintain or make contributions to, directly or indirectly, any plan that is subject to Title IV of ERISA, except for defined benefit pension plans of any Persons formed or acquired, directly or indirectly, by Borrower or any Subsidiary as permitted under this Agreement.

7.10.    Transactions with Affiliates. The Borrower shall not enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (or permit any Restricted Subsidiary to do any of the foregoing), except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or a Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than the Borrower or such Restricted Subsidiary would obtain in a comparable arms’-length transaction; provided that the foregoing restrictions shall not apply to (a) transactions exclusively between or among Loan Parties and (b) transactions involving the purchase, sale or exchange of property having an aggregate value of $10,000,000 or less in any fiscal year.
7.11.    Foreign Assets Control Regulations. The Borrower shall not use or permit the use the proceeds of any Loan or any extension of credit in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same. Without limiting the foregoing, neither the Borrowers nor any other Loan Party will permit itself nor any of its Subsidiaries to (a) become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions or be otherwise associated with any person who is a blocked person.
SECTION 8.    EVENTS OF DEFAULT; REMEDIES
If any of the following events shall occur and be continuing:
(a)    the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, Reimbursement Obligation, any fees hereunder or any other amount payable hereunder or under any other Loan Document within five (5) Business Days after any such interest, fees or other amounts becomes due in accordance with the terms hereof; or
(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall be false or misleading in any material respect (or, with respect to any representations and warranties which are qualified by materiality or reference to Material Adverse Effect, in all respects) when made or deemed made; or
(c)    any Loan Party shall default in the observance or performance of any covenant contained in Sections 6.1(l), 6.3, 6.5, 6.6 or 6.9, or Section 7; or
(d)    any Loan Party shall default in the observance or performance of any other covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days; or
(e)    any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Contingent Obligation, but excluding the Loans and Non-Recourse Indebtedness) beyond any applicable period of grace, or (ii) default in making any payment of any interest on any such Indebtedness or Contingent Obligation set forth in clause (i) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligations set forth in clause (i) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or Contingent Obligation the aggregate outstanding principal amount of which is $25,000,000 or more; or
(f)    (i) the Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains un-dismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or
(g)    (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan, (iii) the PBGC shall institute proceedings to terminate any Plan(s), (iv) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed withdrawal liability (within the meaning of Part I of Subtitle E of Title IV of ERISA) to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or
(h)    one or more final non-appealable judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability of more than $25,000,000, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
(i)    any Loan Party shall be found responsible for (A) the release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or (B) any violation of any Environmental Law or any federal, state or local health or safety law or regulation, which, in either case of clause (A) or (B), could reasonably be expected to have a Material Adverse Effect; or
(j)    any of the Loan Documents (including the guarantee contained in Section 1 of the Guarantee Agreement) shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert (excluding release of any Guarantor from its guarantee in accordance with the Loan Documents); or
(k)    there shall occur any Change of Control of the Borrower;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
On and after the occurrence of an Event of Default, the Administrative Agent shall apply all payments in respect of any Obligations in the following order: (i) first, to pay Obligations in respect of (A) any fees, expenses, reimbursements or indemnities then due to the Administrative Agent, (B) any fees (other than commitment fees and Letter of Credit fees), expenses, reimbursements or indemnities then due to the Lenders and Issuing Lenders and (C) to pay commitment fees, Letter of Credit fees and interest due in respect of Loans and Letters of Credit; (ii) second, to the ratable payment or prepayment of principal outstanding on Loans and Letters of Credit; and (iii) third, to the ratable payment of all other Obligations. On or after the occurrence of an Event of Default, all principal payments in respect of Loans shall be applied: (i) first, to repay outstanding ABR Loans and (ii) second to repay outstanding Term Benchmark Loans and, if applicable, RFR Loans, with those that have the earlier expiring Interest Period being repaid prior to those that have later expiring Interest Periods. The order of priority set forth in this paragraph and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, and the Issuing Lenders as among themselves. The order of priority set forth in clause (i) may be changed only with the prior written consent of the Administrative Agent and the order of priority of payments in respect of Letters of Credit may be changed only with the prior written consent of the Issuing Lenders.
SECTION 9.    THE AGENTS
9.1.    Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
9.2.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care. The Syndication Agents shall not have any duties or responsibilities hereunder in their capacity as such.
9.3.    Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower.
9.4.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or

Persons and upon advice and statements of legal counsel (including counsel to the Borrower rendered in any legal opinion for the benefit of the Administrative Agent or any Lender), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
9.5.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
9.6.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any other Lender and their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, any arranger of this credit facility or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.
9.7.    Indemnification. The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent

Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Interests in effect on the date on which indemnification is sought under this Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
9.8.    Posting of Communications. The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(a)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(b)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S

TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(c)    Each Lender and each Issuing Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Lender agrees to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such email address.
(d)    Each of the Lenders, each of the Issuing Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
9.9.    Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Administrative Agent were not an agent hereunder. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
9.10.    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.
9.11.    Acknowledgments of Lenders. The Lenders and the Issuing Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, as Issuing Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders and the Issuing Lenders acknowledge that neither JPMorgan Chase Bank, N.A., nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders and/or the Issuing Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender or any Issuing Lender with any credit or other information concerning the Loans, the Lenders, the Issuing Lenders the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders or Issuing Lenders, or any formal or informal committee or ad hoc group of such Lenders or Issuing Lenders, including at the direction of a Loan Party.
~~9.11~~9.12.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection

(a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto); and
(c)    The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
~~9.12~~9.13.    Erroneous Payments.
(a)    Each Lender and Issuing Lender hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Lender, as applicable, shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Lender, as applicable, to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or such Issuing Lender, as applicable, shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Lender under this Section ~~9.12~~9.13 shall be conclusive, absent manifest error.
    (b)    Each Lender and Issuing Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Lender, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
    (c)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Lender, as applicable, that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Lender, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from any Loan Party for the purpose of making such erroneous Payment.
    (d)    Each party’s obligations under this Section ~~9.12~~9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
~~9.13~~9.14.    Borrower Communications
(a)    The Administrative Agent, the Lenders and the Issuing Lenders agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the

Administrative Agent from time to time (including, as of the First Amendment Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
“Borrower Communications” means, collectively, any borrowing request, interest election request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

(d)    Each of the Lenders, each of the Issuing Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)    Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 10.    MISCELLANEOUS
10.1.    Amendments and Waivers. Subject to Section 2.13, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,

(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (except that an increase in the available portion of any Commitment of any Lender pursuant to the reallocation provisions of Section 2.20 shall not be deemed to constitute an increase of the Commitment of such Lender); (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) (A) reduce any percentage specified in the definition of “Required Lenders”, (B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (except in accordance with this Agreement), (C) release all or substantially all of the collateral, if any, provided pursuant to this Agreement or (D) release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, in each case, without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.14 without the written consent of all the Lenders; (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; or (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; provided, further, that if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent on a subsequent or other Default or Event of Default.
10.2.    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:
Borrower:    Beazer Homes USA, Inc.
~~1000 Abernathy Road NE, Suite 260~~2002 Summit Blvd., 15th Floor

    Atlanta, GA ~~30328~~30319
Attention: David Goldberg, Chief Financial Officer
Telephone: (770) 829-3756
Email: david.goldberg@beazer.com

with copies to:
King & Spalding LLP
1180 Peachtree Street NE, Suite 1600
Atlanta, GA 30309
Attention: Chadwick M. Werner
Telecopy: (404) 572-5135
Telephone: (404)572-2717
Email: cwerner@kslaw.com

Administrative Agent:    JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, Delaware 19713
Attention: Loan & Agency Services Group
    Attention: Michelle Won
    Tel: 302-634-2214
Email: michelle.won@chase.com

    Agency Withholding Tax Inquiries:
    Email: agency.tax.reporting@jpmorgan.com

    Agency Compliance/Financials/Intralinks:
    Email: covenant.compliance@jpmchase.com
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
10.3.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

To the extent permitted by applicable law no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.3 shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.5, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
10.4.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.5 and Section 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
10.5.    Expenses; Limitation of Liability; Indemnity, Etc.4.
(a)    Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.5, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Notwithstanding the foregoing, the expense reimbursement obligations under this clause (a) in respect of fees, charges and disbursements of counsel shall be limited to one primary counsel and one additional local counsel in each applicable jurisdiction for all covered parties, taken as a whole, and, in the case of an actual or potential conflict of interest, one additional counsel (and one additional local counsel in each applicable jurisdiction) in each relevant jurisdiction for each group of affected parties similarly situated.
(b)    Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Issuing Lender and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”)

for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.5(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.5(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)    Indemnity. The Borrower shall indemnify the Administrative Agent, each Arranger, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (iii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have (x) resulted primarily from the gross negligence or willful misconduct of such Indemnitee (or any of its controlled affiliates and its or their respective officers, directors and employees) or (y) arising from disputes brought by an Indemnitee against any other Indemnitee and not involving an act or omission by the Borrower or any of its Affiliates (other than any claims against any Indemnitee in its capacity as, or fulfilling its role as, the Administrative Agent, Arranger or any similar role). This Section 10.5(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. Notwithstanding the foregoing, the indemnifications obligations under this clause (c) in respect of fees, charges and disbursements of counsel shall be limited to one primary counsel and one additional local counsel in each applicable jurisdiction for all covered parties, taken as a whole, and, in the case of an actual or potential conflict of interest, one additional counsel (and one additional local counsel in each applicable jurisdiction) in each relevant jurisdiction for each group of affected parties similarly situated.
(d)    Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) and (c) of this Section 10.5 to the Administrative Agent and each Issuing Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Interest in effect on the date on which such payment is sought under this Section 10.5 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentage Interest immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section 10.5 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(e)    Payments. All amounts due under this Section 10.5 shall be payable not later than thirty days after written demand therefor.
10.6.    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, participate or otherwise transfer its rights or obligations hereunder (x) to a Competitor without the Borrower’s prior written consent or (y) otherwise except in accordance with this Section 10.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 10.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)    the Borrower; provided that (i) the Borrower shall be deemed to have consented to an assignment of all or a portion of the Revolving Loans and Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (ii) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other Person;

(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to an Affiliate of such Lender; and
(C)    each Issuing Lender; provided that no consent of the Issuing Lenders shall be required for an assignment by a Lender to an Affiliate of such Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans of any Class, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
(B)    (1) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 and (2) no assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, the Assignee shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15 and 2.16 (as they relate to any period during which such

Lender was a party hereto), and Sections 2.17 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No transfer or assignment of a Lender’s participation hereunder shall be effective unless and until recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the Assignee shall have failed to make any payment required to be made by it pursuant to Section 2.4(b), 2.4(c), 2.14(d), 2.14(e), 3.4, 3.5 or 9.7, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (v).
(c)    Subject to Section 10.6(a)(ii), any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Lenders, sell participations to one or more Persons provided such Persons are a banking institution, life insurance company, or other similar chartered or licensed financial institution that ordinarily is engaged in the business of making real estate loans, or any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each

Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6 (subject to the requirements and limitations in such Sections, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided that such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19 with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after the Participant acquired the applicable participation.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(e)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
10.7.    Adjustments; Setoff.
(a)    Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender and their respective Affiliates shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise but after giving effect to any applicable period of grace), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender or its Affiliate; provided that the failure to give such notice shall not affect the validity of such application.
10.8.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic

Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.9.    Severability; Headings. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
10.10.    Integration. This Agreement and the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) changes to the L/C Commitment of any Issuing Lender represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
10.11.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.12.    Submission To Jurisdiction; Consent to Services of Process; Waivers.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or Proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or Proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or Proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing lender or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or Proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 10.12. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or Proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(d)    The Borrower hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or Proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.
10.13.    Acknowledgements. The Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders; and
(d)    neither the Administrative Agent nor any Lender is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.
The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies
10.14.    Releases of Guarantees. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1; provided that releases of Guarantors must comply with Section 6.7 unless otherwise consented to by the Lenders in accordance with Section 10.1.
10.15.    Confidentiality; Material Non-Public Information. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,(d) to any other party to this Agreement, ~~€~~(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or Proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.15, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.15 or (2) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section 10.15, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section 10.15 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.15 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THIS SECTION 10.15 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
10.16.    WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.
10.17.    USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.18.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.
10.19.    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.20.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable law).
10.21.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.21 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.